Exhibit 2.1

                        AGREEMENT AND PLAN OF MERGER
                          AMONG STOCKPOINT, INC.,
                            SCREAMINGMEDIA INC.
                                    AND
                             SCRM MERGER CORP.



                         Dated as of July 23, 2001






                             TABLE OF CONTENTS


ARTICLE I DEFINITIONS.........................................................1

   1.1      Definitions.......................................................1
   1.2      Accounting Terms.................................................10
   1.3      Singular and Plural Forms........................................11
   1.4      Gender Forms.....................................................11

ARTICLE II THE MERGER........................................................11

   2.1      The Merger.......................................................11
   2.2      Closing..........................................................11
   2.3      Effective Time of the Merger.....................................11
   2.4      Certificate of Incorporation.....................................11
   2.5      By-Laws..........................................................12
   2.6      Directors........................................................12
   2.7      Officers.........................................................12

ARTICLE III CONVERSION OF SHARES.............................................12

   3.1      Effect on Capital Stock..........................................12
   3.2      Surrender of Certificates Representing Shares....................15
   3.3      Dividends; Transfer Taxes........................................16
   3.4      No Fractional Shares.............................................16
   3.5      Closing of Company Transfer Books................................17
   3.6      Intentionally Omitted............................................17
   3.7      Warrants.........................................................17
   3.8      Purchase Price Adjustment........................................18
   3.9      Holdback.........................................................19
   3.10     Reallocation of Consideration....................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF  THE COMPANY....................21

   4.1      Organization and Good Standing...................................21
   4.2      Corporate Records................................................21
   4.3      Corporate Power and Authority....................................21
   4.4      Intentionally Omitted............................................22
   4.5      Capitalization...................................................22
   4.6      Subsidiaries.....................................................23
   4.7      No Violation.....................................................23
   4.8      Approvals........................................................23
   4.9      Financial Statements; No Undisclosed Liabilities.................24
   4.10     Absence of Certain Changes.......................................24
   4.11     Leases of Personal Property; Material Contracts; No Default......26
   4.12     Intellectual Property Matters....................................27
   4.13     Litigation.......................................................30
   4.14     Compliance with Laws.............................................30
   4.15     Taxes............................................................30
   4.16     Insurance........................................................33
   4.17     Employee Benefit Plans...........................................33
   4.18     Environmental Matters............................................35
   4.19     Labor Matters....................................................35
   4.20     Intentionally Omitted............................................36
   4.21     Personal Property................................................36
   4.22     Real Property....................................................36
   4.23     Sales Representatives and Customers..............................36
   4.24     Accounts Receivable..............................................37
   4.25     Inventory........................................................37
   4.26     Finders' or Advisors' Fees.......................................37
   4.27     Related-Party Transactions.......................................37
   4.28     Intentionally Omitted............................................38
   4.29     Disclosure.......................................................38

ARTICLE V INTENTIONALLY OMITTED..............................................38


ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND
           ACQUISITION SUB...................................................38

   6.1      Organization and Good Standing...................................38
   6.2      Corporate Records................................................38
   6.3      Corporate Power and Authority....................................39
   6.4      SEC Documents....................................................39
   6.5      Finders' or Advisors' Fees.......................................40
   6.6      No Violation.....................................................40
   6.7      Acquisition Sub..................................................40
   6.8      Approvals........................................................40

ARTICLE VII COVENANTS OF THE COMPANY.........................................40

   7.1      Conduct of the Company...........................................41
   7.2      Consents and Approvals...........................................42
   7.3      Stockholder Approval.............................................43
   7.4      No Solicitation of Transaction...................................43
   7.5      Audited Financials...............................................44
   7.6      Safe Deposit Boxes and Bank Accounts.............................44

ARTICLE VIII INTENTIONALLY OMITTED...........................................44

ARTICLE IX COVENANTS OF THE PURCHASER AND ACQUISITION SUB PENDING
           THE CLOSING.......................................................44

   9.1      Consents and Approvals...........................................44
   9.2      Proxy Assistance.................................................44
   9.3      Tender Offer Terms...............................................44
   9.4      Payments to Option Holders.......................................45

ARTICLE X CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER
          AND ACQUISITION SUB................................................45

   10.1     Representations and Warranties True..............................45
   10.2     Performance of Covenants.........................................45
   10.3     No Governmental Proceeding.......................................46
   10.4     Approval of Stockholders.........................................46
   10.5     Intentionally Omitted............................................46
   10.6     Certificates.....................................................46
   10.7     Consents.........................................................46
   10.8     Employment Agreements............................................46
   10.9     Intentionally Omitted............................................46
   10.10    Payment of Company Indebtedness..................................46
   10.11    No Material Adverse Effect.......................................47
   10.12    Delivery of Good Standing Certificates and Corporate
            Resolutions......................................................47
   10.13    Notes Receivable.................................................48
   10.14    Intentionally Omitted............................................48
   10.15    Intentionally Omitted............................................48
   10.16    Deloitte & Touche Audit Opinion..................................48
   10.17    Certificate of Financial Condition...............................48
   10.18    Intentionally Omitted............................................49
   10.19    Options/Warrants.................................................49
   10.20    Dissenting Shares................................................49
   10.21    Regulation D.....................................................50
   10.22    Company Debentures...............................................50
   10.23    Software Licenses................................................50
   10.24    Settlement Agreement.............................................50
   10.25    Termination of Registration Rights Agreements....................50
   10.26    Voting Agreements................................................51
   10.27    Termination of Certain Arrangements..............................51
   10.28    Director Resignations............................................51

ARTICLE XI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY............51

   11.1     Representations and Warranties True..............................51
   11.2     Performance of Covenants.........................................51
   11.3     No Governmental Proceeding.......................................51
   11.4     Certificates.....................................................52
   11.5     Delivery of Good Standing Certificates and Corporate
            Resolutions......................................................52
   11.6     Payment of Company Indebtedness..................................52
   11.7     Consents.........................................................53
   11.8     Settlement Agreement.............................................53

ARTICLE XII INDEMNITY........................................................53

   12.1     Indemnification..................................................53
   12.2     Notice of Claims.................................................55
   12.3     Matters Involving Third Parties..................................55
   12.4     Release..........................................................56
   12.5     Stockholder Agent................................................56
   12.6     Sole Remedy......................................................58

ARTICLE XIII TERMINATION, AMENDMENT AND WAIVER...............................58

   13.1     Termination......................................................58
   13.2     Effect of Termination............................................59
   13.3     Amendment........................................................59
   13.4     Extension; Waiver................................................60

ARTICLE XIV OTHER AGREEMENTS.................................................60

   14.1     Best Efforts.....................................................60
   14.2     Access to Information............................................60
   14.3     Public Announcements.............................................61
   14.4     Notices of Certain Events........................................61
   14.5     Expenses.........................................................62
   14.6     Specific Performance; Injunctive Relief..........................62
   14.7     Director and Officer Liability...................................62
   14.8     Tender Offer Terms and Consummation of Tender Offer..............64
   14.9     June 2001 Company Financials.....................................64

ARTICLE XV MISCELLANEOUS.....................................................64

   15.1     Entire Agreement.................................................64
   15.2     Assignment.......................................................64
   15.3     Governing Law....................................................64
   15.4     Arbitration......................................................65
   15.5     Headings and Exhibits............................................66
   15.6     Survival of Representations, Warranties and Covenants............66
   15.7     Notices..........................................................67
   15.8     Counterparts.....................................................68
   15.9     Severability.....................................................68


                                 SCHEDULES

Schedule  1.1     Stock Options
Schedule  3.7     Warrants
Schedule  4.1     Foreign Jurisdictions of the Company
Schedule  4.5     Registration Rights
Schedule  4.6     Subsidiaries
Schedule  4.7     Violations
Schedule  4.9(a)  Financial Statements
Schedule  4.9(b)  Liabilities
Schedule  4.10(a) Absence of Certain Changes since December 31, 2000
Schedule  4.10(b) Absence of Certain Changes since June 30, 2001
Schedule  4.11(a) Personal Property Leases
Schedule  4.11(b) Contracts
Schedule  4.11(c) Breaches of Contracts
Schedule  4.12(a) Intellectual Property
Schedule  4.12(b) Proprietary Software
Schedule  4.12(c) License Agreements
Schedule  4.12(d) Violations of Intellectual Property
Schedule  4.12(e) Trademark Policing
Schedule  4.12(f) Intellectual Property Agreements
Schedule  4.15    Taxes
Schedule  4.16    Insurance
Schedule  4.17(a) Employee Plans
Schedule  4.17(e) Accelerated Benefits
Schedule  4.19    Labor Matters
Schedule  4.21    Personal Property
Schedule  4.22(b) Real Property Leases
Schedule  4.23    Customers
Schedule  4.24    Accounts Receivables
Schedule  4.26    Finders' or Advisors' Fees
Schedule  4.27    Related Parties Transactions
Schedule  6.1     Foreign Jurisdictions of the Purchaser and Acquisition Sub
Schedule  10.8(a) Employees Subject to Employment Agreements
Schedule  10.8(b) Employees Subject to Offer Letters
Schedule  12.1(a) Company Indemnification
Schedule  14.7(a) Indemnification Agreements

                                  EXHIBITS

Exhibit A         Deferred Payables
Exhibit B         Form of Purchaser Warrant
Exhibit C         Form of Employment Agreements
Exhibit D         Form of Offer Letters
Exhibit E         Form of Voting Agreement



                        AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of July 23, 2001, is made and entered into among SCREAMINGMEDIA INC., a Delaware corporation (the "Purchaser"), SCRM MERGER CORP., a Delaware corporation ("Acquisition Sub") and STOCKPOINT, INC., a Delaware corporation (the "Company").

         WHEREAS, the parties desire that on the terms and subject to the conditions contained in this Agreement, Acquisition Sub merge with and into the Company, with the Company surviving and becoming a wholly owned Subsidiary of the Purchaser; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will be a reorganization described in Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

                                 ARTICLE I
                                DEFINITIONS

         1.1 Definitions. The following terms, as used herein, shall have the following meanings:

                      (a) "AAA" has the meaning assigned to it in Section
15.4(a).

                      (b) "Acquisition Sub Common Stock" means the common stock, par value $0.01 per share, of the Acquisition Sub.

                      (c) "Action" means any action, claim, dispute, proceeding, suit or investigation (whether civil, criminal, administrative or investigative), or any appeal therefrom.

                      (d) "Affiliate" means any Person, a spouse of such Person, any child or parent sharing the same household with such Person, any director or officer of such Person, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

                      (e) "Aggregate Consideration" means the sum of the Stock Consideration, the Cash Consideration, the Purchaser Warrants and the Retained Debt.

                      (f) "Agreement" means this Agreement and Plan of Merger and shall include all of the Schedules and Exhibits attached hereto.

                      (g) "Alternative Transaction" has the meaning assigned to it in Section 7.4.

                      (h) "Annual Financial Statements" has the meaning assigned to it in Section 4.9(a).

                      (i) "Approval" means any approval, authorization, consent, license, franchise, order, registration, permit or other confirmation of or by, or filing with, a Person.

                      (j) "Approval Payments" means any amounts paid or payable by the Company on account of any third party consent or the occurrence of the change in control of the Company under any agreement.

                      (k) "Audits" has the meaning assigned to it in
Section 4.15(e).

                      (l) "Bridge Financing" means any indebtedness incurred by the Company after the date of this Agreement and prior to the Closing Date that is not included in the Company Indebtedness.

                      (m) "Bridge Warrant" means one of those certain Warrants dated as of December 3, 1999 or March 31, 2000 to purchase an aggregate of 900,000 shares of the Company Common Stock issued in consideration of a guarantee of the Company Indebtedness, all of which are set forth on Schedule 3.7.

                      (n) "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in the State of New York or a day on which commercial banks in the State of New York are permitted or authorized to close.

                      (o) "Cash Consideration" means the sum of (A) the aggregate cash payments made by the Purchaser pursuant to Sections 3.1(a) and 3.7, (B) the Company Indebtedness, (C) any payments to eliminate the Company Debentures and (D) payments made by the Purchaser or Acquisition Sub to repay the Bridge Financing.

                      (p) "Certificate of Merger" has the meaning assigned to it in Section 2.3.

                      (q) "Closing" and "Closing Date" have the meanings assigned to them in Section 2.2.

                      (r) "Closing Date Balance Sheet" has the meaning assigned to it in Section 10.17.

                      (s) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                      (t) "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

                      (u) "Company Debentures " means the Company's 8.75% Senior Secured Debentures due 2002.

                      (v) "Company Employee Plans" has the meaning assigned to it in Section 4.17(a).

                      (w) "Company Indebtedness" means all indebtedness and other amounts owing by the Company as set forth in Section 10.10 (but not the Company Debentures).

                      (x) "Company Preferred Stock" means the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.

                      (y) "Company Series A Preferred Stock" means the Series A Voting Preferred Stock, par value $0.01 per share, of the Company.

                      (z) "Company Series B Preferred Stock" means the Convertible Series B Voting Preferred Stock, par value $0.01 per share, of the Company.

                      (aa) "Company Series C Preferred Stock" means the Convertible Series C Voting Preferred Stock, par value $0.01 per share, of the Company.

                      (bb) "Condition" means, with respect to a Person, the business, liabilities, properties, prospects, assets, operations, results of operations and/or condition (financial or otherwise) of such Person.

                      (cc) "Constituent Corporations" has the meaning assigned to it in Section 2.1.

                      (dd) "Contracts" has the meaning assigned to it in
Section 4.11(b).

                      (ee) "Damages" means any claim, loss, deficiency (financial or otherwise), Liability, cost or expense (including, without limitation, reasonable attorneys' fees, costs and expenses) or damage of any kind or nature whatsoever.

                      (ff) "Deferred Payables" means those payables of the Company owed to the vendors as shown on Exhibit A and in an amount equal to the value of such payables on the Company's balance sheet as of the Closing Date less "Discounts" achieved as of the Closing Date. Discounts shall be computed in a manner consistent with the Discounts column of Exhibit A.

                      (gg) "DGCL" means the General Corporation Law of the State of Delaware.

                      (hh) "Dissenting Shares" means a share of Company Common Stock or Company Preferred Stock held by any Person who properly exercises (including timely perfection and timely compliance with all other requirements under Section 262 of the DGCL) any appraisal rights under the DGCL with respect to such share.

                      (ii) "Effective Time" has the meaning assigned to it in Section 2.3.

                      (jj) "Employment Agreements" has the meaning assigned to it in Section 10.8(a).

                      (kk) "Environmental Laws" means all currently existing foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                      (ll) "ERISA" has the meaning assigned to it in
Section 4.17(a).

                      (mm) "Fees" means the legal, accounting and financial advisory fees, strategic transaction incentives, remaining 2000 incentives, past due directors' and officers' liability insurance premiums, if any, and severance obligations incurred by the Company arising in connection with the Merger, including, without limitation, those identified on Schedule 4.17(e), those under any employment agreement and any payments made pursuant to the resolution adopted on December 1, 2000 by the Company's board of directors regarding severance for certain employees.

                      (nn) "Financial Statements" has the meaning assigned to it in Section 4.9(a).

                      (oo) "GAAP" means United States generally accepted accounting principles.

                      (pp) "Governmental Authority" means any United States federal, state, local, foreign or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

                      (qq) "Hazardous Materials" means any substance: (i) the presence of which requires or may require investigation or remediation of any kind under any Environmental Laws; (ii) which is defined as "hazardous waste," "hazardous material," "residual waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, CERCLA and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or (iii) which is otherwise regulated pursuant to any applicable Environmental Law.

                      (rr) "Holdback Amount" has the meaning assigned to it in Section 3.9.

                      (ss) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereto.

                      (tt) "In-The-Money Options" has the meaning assigned to it in Section 4.5(a).

                      (uu) "Indemnified Party" means any party entitled to indemnification pursuant to Section 12.1 hereof.

                      (vv) "Indemnifying Party" means any party required to indemnify an Indemnified Party pursuant to Section 12.1 hereof.

                      (ww) "Indemnitees" has the meaning assigned to it in
Section 14.7(a).

                      (xx) "Indemnity Basket" has the meaning assigned to it in Section 12.1(d).

                      (yy) "Intellectual Property" means trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; content contained on any Company Website; "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; Trade Secrets; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons.

                      (zz) "Interim Balance Sheet" means the unaudited balance sheet of the Company as of June 30, 2001, previously delivered to the Purchaser.

                      (aaa) "Interim Financial Statements" means the Interim Balance Sheet together with the unaudited statement of income of the Company for the six-month period ended June 30, 2001, previously delivered to the Purchaser.

                      (bbb) "Law" means any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code, Environmental Law, securities, blue sky, civil rights or occupational health and safety law or regulation) or administrative interpretation thereof, and any court, or arbitrator's order or process.

                      (ccc) "Leased Real Property" has the meaning assigned to it in Section 4.22(b).

                      (ddd) "Liability" means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

                      (eee) "License Agreements" has the meaning assigned to it in Section 4.12(c).

                      (fff) "Lien" means any lien, statutory lien, pledge, mortgage, security interest, charge, encumbrance, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement of any kind or nature.

                      (ggg) "Major Stockholder" means any and all of the following individuals: William E. Staib, Harry Hefter and John Pappajohn.

                      (hhh) "Material Adverse Effect" means, with respect to a Person, any change or effect that is materially adverse to the Condition of such Person.

                      (iii) "Merger" has the meaning assigned to it in
Section 2.1.

                      (jjj) "Non-Disclosure Agreement" has the meaning assigned to it in Section 14.2.

                      (kkk) "NT Notes" has the meaning assigned to it in
Section 10.10(d).

                      (lll) "Offer Letters" has the meaning assigned to it in Section 10.8(b).

                      (mmm) "Option Shares" has the meaning assigned to it in Section 4.5(a).

                      (nnn) "Outstanding Shares" has the meaning assigned to it in Section 4.5(a)

                      (ooo) "Person" means any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature, including any business unit of such Person.

                      (ppp) "Personal Property Leases" has the meaning assigned to it in Section 4.11(a).

                      (qqq) "Potential Acquirer" has the meaning assigned to it in Section 7.4.

                      (rrr) "Proprietary Software" has the meaning assigned to it in Section 4.12(b).

                      (sss) "Purchase Price Adjustment" has the meaning assigned to it in Section 3.8(b).

                      (ttt) "Purchaser Common Stock" means the common stock, par value $0.01 per share, of the Purchaser.

                      (uuu) "Purchaser Warrant" means a warrant to acquire shares of Purchaser Common Stock at an exercise price of $6.00 per share, exercisable at any time within five years of the Closing in the form attached hereto as Exhibit B.

                      (vvv) "Real Property Leases" has the meaning assigned to it in Section 4.22(b).

                      (www) "Representatives" means with respect to any Person, its stockholders, employees, officers, directors, investment bankers, attorneys, agents, representatives or Affiliates.

                      (xxx) "Retained Debt" means the sum of the indebtedness of the Company set forth on Schedule 4.9(b).

                      (yyy) "SEC" has the meaning assigned to it in Section
6.4.

                      (zzz) "SEC Reports" has the meaning assigned to it in
Section 6.4.

                      (aaaa) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereto.

                      (bbbb) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereto.

                      (cccc) "Seller Party" and "Seller Parties" have the meanings assigned to them in Section 12.1(b).

                      (dddd) "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case used in or necessary for the conduct of the Company's or its Subsidiaries' business as currently conducted or contemplated to be conducted.

                      (eeee) "Stock Consideration" means the sum of the aggregate number of shares of Purchaser Common Stock issued pursuant to Sections 3.1(a) and 3.7.

                      (ffff) "Stock Option" means any or each of those options to purchase shares of Company Common Stock outstanding on the date of this Agreement, all of which are included in the number represented in
Section 4.5(a)(ii) and shown on Schedule 1.1.

                      (gggg) "Stock Value" means $3.50 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event).

                      (hhhh) "Stockholder Agent" has the meaning assigned to it in Section 12.5(a).

                      (iiii) "Stockholder Approvals" means the approval of the holders of the Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, each voting as a separate class, and all shares of Company Preferred Stock and Company Common Stock together voting as a single class, at a meeting duly called and held in accordance with the DGCL.

                      (jjjj) "Stockholders" means a holder of Company Common Stock or Company Preferred Stock.

                      (kkkk) "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

                      (llll) "Superior Offer" has the meaning assigned to it in Section 7.4.

                      (mmmm) "Surviving Corporation" has the meaning assigned to it in Section 2.1.

                      (nnnn) "Tax" means any United States federal, state or local or foreign income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not.

                      (oooo) "Tax Indemnification Agreements" has the meaning assigned to it in Section 4.15(m).

                      (pppp) "Tax Law" means the Law (including any applicable regulations or any administrative pronouncement) of any Governmental Authority relating to any Tax.

                      (qqqq) "Tax Period" means with respect to any Tax, the period for which the Tax is reported as provided under the applicable Tax Law.

                      (rrrr) "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund, amended return, declaration of estimated Tax or information return or statement relating to Taxes, and any schedule, exhibit, attachment or other materials submitted with any of the foregoing, and any amendment thereto.

                      (ssss) "Third Party Claim" has the meaning assigned to it in Section 12.3(a).

                      (tttt) "Trade Secrets" means any and all technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models, and methodologies held for use or used in or necessary for the conduct of the Company's or its Subsidiaries' business as currently conducted or contemplated to be conducted.

                      (uuuu) "Treasury Regulations" has the meaning assigned to it in Section 4.15(o).

                      (vvvv) "Voting Agreement" means the agreement by a Major Stockholder to, among other things, vote in favor of the Merger, waive appraisal rights, agree to the provisions of Section 3.2 or 3.7, as applicable, consent to the appointment of the Stockholder Agent, and the release in Section 12.4 in the form attached hereto as Exhibit E.

                      (wwww) "Warrant" means a warrant to purchase shares of the Company's Common Stock pursuant to a written warrant agreement and set forth on Schedule 3.7.

                      (xxxx) "Warrant Shares" has the meaning assigned to it in Section 4.5.

                      (yyyy) "Wells Fargo" has the meaning assigned to it in Section 10.10(a).

         1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistently applied.

         1.3 Singular and Plural Forms. The use herein of the singular form also denotes the plural form, and the use of the plural form herein also denotes the singular form, as in each case the context may require.

         1.4 Gender Forms. The use herein of any gender word (such as "he" or "his") includes both the male and female genders.

                                 ARTICLE II
                                 THE MERGER

         2.1 The Merger. Subject to the terms and conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company (together with Acquisition Sub, the "Constituent Corporations") in accordance with this Agreement and the separate existence of Acquisition Sub shall cease (the "Merger"). The Company shall survive the Merger and the Company shall become a wholly owned Subsidiary of the Purchaser and shall continue to be governed by the laws of the State of Delaware (as such, the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the DGCL.

         2.2 Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, as soon as practicable, but in any event within three Business Days after the day on which the last to be fulfilled or waived of the conditions set forth in Articles X and XI (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as the parties may agree in writing (the "Closing Date").

         2.3 Effective Time of the Merger. The Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified therein. The Certificate of Merger filing shall be made as soon as practicable on or after the Closing Date. When used in this Agreement, the term "Effective Time" means the date and time on which such Certificate of Merger is so filed or such later time as the parties shall designate therein.

         2.4 Certificate of Incorporation. The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended as provided by Law and the Certificate of Incorporation, except that Article One thereof shall provide that the name of the Surviving Corporation shall be: "Stockpoint, Inc."

         2.5 By-Laws. The by-laws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation unless and until amended in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation.

         2.6 Directors. The directors of Acquisition Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation or as otherwise provided by Law.

         2.7 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

                                ARTICLE III
                            CONVERSION OF SHARES

         3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of either of the Constituent Corporations:

                      (a) Conversion of Company Common Stock and Company Preferred Stock.

                           (i) Each share of Company Series A Preferred
         Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares or Company Series A Preferred Stock to be cancelled in accordance with Section 3.1(b) hereof) shall, subject to a Purchase Price Adjustment, be converted into the right to receive 1.756903125 (or 1.785715625 if Section 3.10 applies) shares of Purchaser Common Stock and $0.10084375 (or $0.00 if Section 3.10 applies) in cash by good check; provided, however, that, subject to a Purchase Price Adjustment, in no event will the aggregate consideration issued upon conversion of all shares of Company Series A Preferred Stock exceed 562,209 (or 571,429 if Section 3.10 applies) shares of Purchaser Common Stock and $32,270 (or $0.00 if Section 3.10 applies) in cash. In each case, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event.

                           (ii) Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares or Company Series B Preferred Stock to be cancelled in accordance with Section 3.1(b) hereof) shall, subject to a Purchase Price Adjustment, be converted into the right to receive 1.7569000821 (or 1.78571378 if Section 3.10 applies) shares of Purchaser Common Stock and $0.100841822 (or $0.00 if Section 3.10 applies) in cash by good check; provided, however, that, subject to a Purchase Price Adjustment, in no event will the aggregate consideration issued upon conversion of all shares of Company Series B Preferred Stock exceed 496,711 (or 504,857 if Section 3.10 applies) shares of Purchaser Common Stock and $28,510 (or $0.00 if Section 3.10 applies) in cash. In each case, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event.

                           (iii) Each share of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares or Company Series C Preferred Stock to be cancelled in accordance with Section 3.1(b) hereof) shall, subject to a Purchase Price Adjustment, be converted into the right to receive 1.85300192 shares of Purchaser Common Stock and $1.144500844 in cash by good check; provided, however, that, subject to a Purchase Price Adjustment, in no event will the aggregate consideration issued upon conversion of all shares of Company Series C Preferred Stock exceed 1,432,843 shares of Purchaser Common Stock and $884,991 in cash. In each case, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event.

                           (iv) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares or Company Common Stock to be cancelled in accordance with Section 3.1(b) hereof) shall, subject to the Purchase Price Adjustment, be converted into the right to receive
         0.2921318109 (or 0.298124802 if Section 3.10 applies) shares of
         Purchaser Common Stock, a Purchaser Warrant to acquire 0.097460622 shares of Purchaser Common Stock and $0.020975197 (or $0.00 if
         Section 3.10 applies) in cash by good check; provided, however, that, subject to a Purchase Price Adjustment, in no event will the aggregate consideration issued upon conversion of all shares of Company Common Stock exceed 1,049,102 (or 1,070,624 if Section
         3.10 applies) shares of Purchaser Common Stock, Purchaser Warrants to acquire 350,000 shares of Purchaser Common Stock and $75,326 (or $0.00 if Section 3.10 applies) in cash, plus the number of shares of Purchaser Common Stock and Purchaser Warrants as shall be issuable at the above exchange rate for any Option Shares issued after the date hereof and prior to the Closing Date upon exercise of the In-The-Money Options. In each case, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event.

                           (v) Each of the shares of Company Common Stock or Company Preferred Stock converted in accordance with this
         Section 3.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock or Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in Section 3.1(a), upon the surrender of such certificate in accordance with Section 3.2 hereof.

                      (b) Cancellation of Treasury Stock. Each share of Company Common Stock or Company Preferred Stock held by any Subsidiary of the Company or in the treasury of the Company, if any, immediately prior to the Effective Time shall be cancelled and retired and cease to exist.

                      (c) Conversion of Acquisition Sub Common Stock. Each share of Acquisition Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                      (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into or be exchangeable for the right to receive the consideration otherwise payable pursuant to this Section 3.1, unless and until holders of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. The Company shall give the Purchaser (i) immediate oral notice followed by prompt written notice of any written demands for appraisal of any shares of Company Common Stock or Company Preferred Stock, attempted withdrawals of any such demands and any other instruments served pursuant to the DGCL and received by or on behalf of the Company relating to rights of appraisal and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal of shares of Company Common Stock or Company Preferred Stock under the DGCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Purchaser in each instance, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to appraisal, the shares of Company Common Stock or Company Preferred Stock held by such Stockholder shall thereupon be treated as though such shares had been converted into the right to receive the consideration pursuant to Section 3.1(a) hereof.

         3.2 Surrender of Certificates Representing Shares. At the Effective Time, each Stockholder, upon surrender to the Purchaser of one or more certificates in valid form representing the shares of Company Common Stock or Company Preferred Stock, as the case may be, duly endorsed in blank or accompanied by duly executed stock powers, with all required stock transfer tax stamps affixed, shall be entitled to receive the consideration set forth in Section 3.1(a) in respect of the shares of capital stock represented by such certificates, subject to the arrangements described in
Section 3.9. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such consideration as set forth in Section 3.1 or to receive payment for the Dissenting Shares in accordance with Section 262 of the DGCL. By tendering their shares of Company Common Stock or Company Preferred Stock, as the case may be, and by accepting the consideration set forth in Section 3.1, each Stockholder agrees (a) that, in accordance with Section 3.9, the Purchaser shall retain 10% of the consideration otherwise deliverable to such Stockholder, (b) to the indemnification provisions of Article XII, and
(c) that the shares of Purchaser Common Stock and the Purchaser Warrants that such Stockholder shall receive (whether in the Merger or upon exercise of the Purchaser Warrants) shall not be sold, transferred, pledged, disposed of or encumbered for the period beginning on the Closing Date and ending (i) as to 50% of such securities, twelve months from the Closing Date, and (ii) as to the remaining 50% of such securities, in equal amounts on a monthly basis beginning thirteen months from the Closing Date and ending eighteen months from the Closing Date. Each certificate representing such shares of Purchaser Common Stock and the Purchaser Warrants shall bear a legend stating:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL HOLDING PERIOD SET FORTH IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER AMONG STOCKPOINT, INC., THE ISSUER AND SCRM MERGER CORP., DATED AS OF JULY 23, 2001. PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH ITS TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED."

         3.3 Dividends; Transfer Taxes. No dividends that are declared on Purchaser Common Stock will be paid to Persons entitled to receive certificates representing shares of Purchaser Common Stock until such Persons surrender their certificates representing shares of Company Common Stock or Company Preferred Stock. Upon such surrender, there shall be paid to the Person in whose name the certificates representing such shares of Purchaser Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of Purchaser Common Stock between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of Purchaser Common Stock are to be issued in a name other than that in which the certificate representing shares of Company Common Stock or Company Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Person requesting such exchange shall pay to the Purchaser any transfer or other Taxes required by reason of the issuance of certificates for such shares of Purchaser Common Stock in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Purchaser that such Tax has been paid or is not applicable. Notwithstanding the foregoing,
(i) neither the Purchaser nor any party hereto shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock for any shares of Purchaser Common Stock or dividends thereon, in each case, delivered to a public official pursuant to applicable escheat Laws, and (ii) any shares of Purchaser Common Stock held by the Purchaser prior to surrender of certificates representing shares of Company Common Stock or Company Preferred Stock shall not be deemed issued.

         3.4 No Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock or Company Preferred Stock pursuant to this Article III and no dividend, stock split or other change in the capital structure of Purchaser shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Purchaser Common Stock, each holder of shares of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to a fraction of a share of Purchaser Common Stock upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Stock Value. For purposes of this Section 3.4, shares of Company Common Stock or Company Preferred Stock of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount of cash in respect of more than one share of Purchaser Common Stock.

         3.5 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Stock or Company Preferred Stock (other than Dissenting Shares) are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration set forth in Section 3.1(a).

         3.6 Intentionally Omitted.

         3.7 Warrants.

                      (a) At the Effective Time and subject to a Purchase Price Adjustment, each Bridge Warrant set forth on Schedule 3.7 which is outstanding and unexercised at the Effective Time shall be converted, for each share of Company Common Stock into which the Bridge Warrant is exercisable, into the right to receive 0.624676667 (or 0.581467777 if Section 3.10 applies) shares of Purchaser Common Stock and $0.035855556 (or $0.187084444 if Section 3.10 applies) in cash by good check; provided, however, that, subject to a Purchase Price Adjustment, in no event will the aggregate consideration issued upon conversion of all Bridge Warrants exceed 562,209 (or 523,321 if Section 3.10 applies) shares of Purchaser Common Stock and $32,270 (or $168,376 if Section 3.10 applies) in cash. In each case, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event.

                      (b) By tendering their Bridge Warrants and by accepting the consideration set forth in Section 3.7, each holder of a Bridge Warrant agrees (x) that, in accordance with Section 3.9, the Purchaser shall retain 10% of the consideration otherwise deliverable to such holder of a Bridge Warrant, (y) to the indemnification provisions of
Article XII, and (z) that the shares of Purchaser Common Stock that such holder of a Bridge Warrant shall receive shall not be sold, transferred, pledged, disposed of or encumbered for the period beginning on the Closing Date and ending (i) as to 50% of such securities, twelve months from the Closing Date, and (ii) as to the remaining 50% of such securities, in equal amounts on a monthly basis beginning thirteen months from the Closing Date and ending eighteen months from the Closing Date. Each certificate representing such shares of Purchaser Common Stock shall bear a legend stating:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL HOLDING PERIOD SET FORTH IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER AMONG STOCKPOINT, INC., THE ISSUER AND SCRM MERGER CORP., DATED AS OF JULY 23, 2001. PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH ITS TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED."

         3.8 Purchase Price Adjustment.

                      (a) The Aggregate Consideration has been calculated based upon several factors, including the assumptions (i) that the Company's net current liabilities (calculated in accordance with Section 10.17(a) and applying the financial accounting policies and practices of the Company, which policies and practices comply with GAAP) will not, on the Closing Date, exceed $7,700,000, (ii) that the Company's debt (calculated in accordance with Section 10.17(b) and applying the financial accounting policies and practices of the Company, which policies and practices comply with GAAP) will not, on the Closing Date, exceed $13,172,000, (iii) that the Fees will not, on the Closing Date, exceed $1,500,000, (iv) that any repayment of the Bridge Financing will not increase the Aggregate Consideration and (v) that the "Discounts" to the Deferred Payables will, on the Closing Date, equal or exceed $339,574. Discounts shall be computed in a manner consistent with the Discounts column of Exhibit A.

                      (b) Based on the procedures set forth in Section 10.17, in the event that the Company does not meet one or more financial conditions set forth in Sections 3.8(a)(i), (ii), (iii) or (iv), the Aggregate Consideration shall be reduced, on a dollar-for-dollar basis, in an amount equal to the difference between the actual amount of such liabilities, debt, Fees or repayments of Bridge Financing, as the case may be, and the agreed upon amount set forth in Section 3.8(a)(i), (ii), (iii) or (iv) respectively. In the event that the "Discounts" to the Deferred Payables exceed $339,574, the Aggregate Consideration shall be increased at the rate of $0.50 for each $1.00 (up to $100,000 in the aggregate) that the "Discounts" to the Deferred Payables exceed $339,574 (up to $539,574). In the event that the "Discounts" to the Deferred Payables are less than $339,574, the Aggregate Consideration shall be reduced on a dollar-for-dollar basis in an amount equal to such difference. Any such adjustment described in this Section 3.8(b) shall be a "Purchase Price Adjustment.

                      (c) The Purchase Price Adjustment shall be cumulative to reflect each of the differences in financial condition described in
Section 3.8(a); provided, however, that the Purchase Price Adjustment shall not be cumulative or duplicative of any claim against the Holdback Amount. The Purchase Price Adjustment (x) in excess of $200,000 (the first $200,000 being a claim against, and satisfied from, the Holdback Amount as set forth in Section 3.9(x)) resulting from the failure to meet the financial conditions set forth in Section 3.8(a)(i), or (y) resulting from the failure to meet the financial conditions set forth in Sections 3.8(a)(ii),
(iii), (iv) or (v), shall reduce the Aggregate Consideration as follows: first, by reducing the amount of Cash Consideration paid pursuant to Sections 3.1(a)(i), (ii) or (iv) and Section 3.7 on a pro rata basis; second, by reducing the Stock Consideration (valued at the Stock Value) on a pro rata basis; third, by reducing the Purchaser Warrants on a pro rata basis; and, fourth by reducing the amount of Cash Consideration paid pursuant to Section 3.1(a)(iii) on a pro rata basis. Prior to a reduction of the Purchaser Warrants, the Purchaser and the Stockholder Agent shall negotiate, for twenty Business Days, in good faith to determine the value of each Purchaser Warrant. In the event that agreement is not reached within twenty Business Days, either the Purchaser or the Stockholder Agent may avail itself or himself of the procedure set forth in Section 15.4.

         3.9 Holdback. Notwithstanding anything contained in this Agreement to the contrary, the Purchaser shall retain (i) such number of shares of Purchaser Common Stock as equals 10% of the number otherwise issuable pursuant to Section 3.1(a) and Section 3.7, (ii) 10% of the Purchaser Warrants otherwise issuable pursuant to Section 3.1(a)(iv) and (iii) 10% of the cash otherwise deliverable pursuant to Section 3.1(a) and Section 3.7 (collectively, the "Holdback Amount") for collateral payment of any post-Closing Purchase Price Adjustment or any indemnification obligations under Section 12.1. Each holder of Company Common Stock, Company Preferred Stock or a Bridge Warrant shall be deemed to have contributed their pro rata share of the Holdback Amount. The Holdback Amount, less any amounts, if any, deducted as a Purchase Price Adjustment or due to the Purchaser pursuant to Article XII, shall be delivered pro rata to each holder of Company Common Stock, Company Preferred Stock or a Warrant on the later of
(i) the one year anniversary of the Closing Date or (ii) if a claim is made by Buyer Party on or prior to the one year anniversary of the Closing Date, upon the final, non-appealable resolution of all such claims. The Holdback Amount shall be applied to (x) a Purchase Price Adjustment for up to $200,000 resulting from the failure to meet the financial conditions set forth in Section 3.8(a)(i), with the amount in excess of $200,000 satisfied in accordance with Section 3.8(c)(x), or (y) any claims of the Purchaser pursuant to Article XII as follows: first, by applying the amount of Cash Consideration paid pursuant to Sections 3.1(a)(i), (ii) or (iv) and Section
3.7 on a pro rata basis; second, by applying the Stock Consideration on a pro rata basis; third, by applying the Purchaser Warrants on a pro rata basis; and, fourth, by applying the amount of Cash Consideration paid pursuant to Section 3.1(a)(iii) on a pro rata basis. The shares of Purchaser Common Stock shall be valued at the Stock Value for purposes of set off against amounts due to the Purchaser. Prior to applying the Purchaser Warrants, the Purchaser and the Stockholder Agent shall negotiate, for twenty Business Days, in good faith to determine the value of each Purchase Warrant. In the event that agreement is not reached within twenty Business Days, either the Purchaser or the Stockholder Agent may avail itself or himself of the procedure set forth in Section 15.4.

         3.10 Reallocation of Consideration. In the event that the price of Purchaser Common Stock at the Effective Time is less than or equal to $1.35 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event) and as a result the Company reasonably believes, solely due to such price being less than or equal to $1.35 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), that the Merger will not satisfy the requirements of
Section 368(a)(E)(2)(ii) of the Code, then, with the intent that the Merger will be a reorganization described in Section 368(a) of the Code, the exchange ratios for the Stock Consideration and the Cash Consideration shall be adjusted as set forth in Section 3.1(a) and Section 3.7. In the event that following such adjustment the Company continues to reasonably believe, solely due to such price being less than or equal to $1.18 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), that the Merger will not satisfy the requirements of
Section 368(a)(E)(2)(ii) of the Code, then, with the intent that the Merger will be a reorganization described in Section 368(a) of the Code:

                      (a) the Purchaser, at its sole option, can increase the Stock Consideration, either in addition to or in lieu of the Purchaser Warrants (valuing the Purchaser Warrants using the Black-Scholes model and assuming 80% volatility), and the exchange ratios set forth in Sections 3(a) shall be appropriately adjusted; or

                      (b) the Purchaser, at its sole option, can elect to "gross up" the Stockholders for the tax impact resulting from the Merger not qualifying as a reorganization described in Section 368(a) of the Code; or

                      (c) either the Purchaser or the Company can terminate this Agreement pursuant to Section 13.1(g).

                                ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF
                                THE COMPANY

         The Company hereby represents and warrants to the Purchaser and Acquisition Sub, as of the date hereof and as of the Closing Date, as follows:

         4.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as it is now being owned, operated, leased and conducted. The Company is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on the Company's business or operations or the Company's ability to consummate the transactions provided for or contemplated by this Agreement. Schedule 4.1 hereto sets forth a true and complete list of all foreign jurisdictions in which the Company is so qualified or licensed and in good standing.

         4.2 Corporate Records. Copies of the certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware, and of the by-laws of the Company, certified by the Secretary of such corporation, heretofore delivered to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement. Such certificate of incorporation and by-laws of the Company are in full force and effect. The Company is not in violation of any provision of its certificate of incorporation or by-laws.

         4.3 Corporate Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. Except for the Stockholder Approvals, the execution and delivery of this Agreement by the Company, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

         4.4 Intentionally Omitted.

         4.5 Capitalization.

                      (a) The authorized capital stock of the Company consists solely of (x) 75,000,000 shares of Company Common Stock and (y) 5,000,000 shares of Company Preferred Stock of which (a) 320,000 have been designated Company Series A Preferred Stock, (b) 320,000 have been designated Company Series B Preferred Stock and (c) 1,179,540 have been designated as Company Series C Preferred Stock. There are (i) 3,591,194 shares of Company Common Stock, 320,000 shares of Company Series A Preferred Stock, 282,720 shares of Company Series B Preferred Stock and 773,255 shares of Company Series C Preferred Stock issued and outstanding (the "Outstanding Shares"); (ii) 3,035,312 shares of Company Common Stock issuable upon exercise of Stock Options (the "Option Shares") of which 776,469 have an exercise price equal to or less than $1.00 per share of Company Common Stock (the "In-The-Money Options"); and (iii) 1,645,712 shares of Company Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"). No shares of Company Common Stock are held as treasury shares, and no shares of Company Preferred Stock are held as treasury shares.

                      (b) All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with all applicable Laws concerning the issuance of securities. Except as set forth in Section 4.5(a) above, there are not any shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. There are not any notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which Stockholders may vote. Except as provided in the certificates of designations of the Company Preferred Stock, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the Company, and there are no irrevocable proxies with respect to shares of capital stock of the Company. Except as set forth on Schedule 4.5, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act.

         4.6 Subsidiaries. Except as set forth on Schedule 4.6, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other business association or entity.

         4.7 No Violation. Except for the filing of the Certificate of Merger and except as set forth on Schedule 4.7, neither the execution and delivery of this Agreement by the Company, the performance by it of its obligations hereunder, nor the consummation by it of the transactions contemplated hereby, will (a) assuming receipt of the Stockholder Approvals, contravene any provision of the certificate of incorporation or bylaws of the Company; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Company or binding on the Surviving Corporation after the Closing, require the consent of any other party to, constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Company to which it is a party or by which it or any of its assets or properties constituting part of the business of the Company are bound. Except as set forth on Schedule 4.7, the Company will not incur any Approval Payments as a result of this Agreement, the Merger or the transactions contemplated hereby.

         4.8 Approvals.

                      (a) Except for the filing of the Certificate of Merger, no declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority is required to be made, obtained or given by or with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

                      (b) The Company has all material Approvals required for its operation and the use and ownership or leasing of its properties and assets that constitute part of the business, as currently operated, used, owned or leased. All of such Approvals are valid, in full force and effect and in good standing, except where the failure to be so would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company. There is no proceeding pending or, to the knowledge of the Company, threatened, that disputes the validity of any such Approval or that is likely to result in the revocation, cancellation or suspension, or any adverse modification of any such Approval.

         4.9 Financial Statements; No Undisclosed Liabilities.

                      (a) Schedule 4.9(a) includes true, correct and complete copies of the Company's consolidated balance sheets as of December 31, 1999 and 2000, and the consolidated statements of income for the years ended December 31, 1999 and 2000 (the "Annual Financial Statements"), and the Interim Financial Statements (collectively, the "Financial Statements"). The Financial Statements are based upon the information contained in the books and records of the Company and fairly present, in all material respects, the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated. The Interim Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistent with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

                      (b) Except for the Company Indebtedness, the indebtedness set forth on Schedule 4.9(b) or as reflected in the Interim Balance Sheet, the Company does not have, and as a result of the transactions contemplated by this Agreement, will not have, any Liabilities (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except for Liabilities (i) incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet, or (ii) which, individually or in the aggregate, will not have a Material Adverse Effect on the Condition of the Company.

                      (c) The minute books and stock record books of the Company, all of which have been made available by the Company, have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Stockholders, the Board of Directors, and committees of the Board of Directors of the Company.

         4.10 Absence of Certain Changes.

                      (a) Except as set forth on Schedule 4.10(a), since December 31, 2000 and, prior to the date hereof, the Company has conducted its business in the ordinary course, consistent with past practice, and there has not been:

                           (i) any event, occurrence or development which, individually or in the aggregate, would have a Material Adverse Effect on the Company, other than as shown on the Interim Financial Statements;

                           (ii) except as set forth on Schedule 4.17(e), any (w) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company, (x) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (y) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (z) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or senior employees of the Company, in each case, other than in the ordinary course of business consistent with past practice.

                      (b) Except as set forth on Schedule 4.10(b), since June 30, 2001 and prior to the date hereof, the Company has conducted its business in the ordinary course, consistent with past practice, and there has not been:

                           (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of their capital stock or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments which obligate the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities;

                           (ii) any amendment of any term of any
         outstanding security of the Company;

                           (iii) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company of any contract or other right, other than transactions, commitments, contracts, agreements, settlements or relinquishments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                           (iv) any change in any method of accounting or accounting practice by the Company, except for any such change which is not material or which is required by reason of a concurrent change in GAAP; or

                           (v) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

         4.11 Leases of Personal Property; Material Contracts; No Default.

                      (a) Schedule 4.11(a) hereto sets forth a true and complete list of each lease of personal property to which the Company is a party or by which it or its properties or assets are bound which provides for payments in excess of $10,000 per annum and which has a remaining term in excess of one year (collectively, the "Personal Property Leases"). The Company has delivered or made available to the Purchaser a true and complete copy of each of the Personal Property Leases.

                      (b) Schedule 4.11(b) hereto sets forth a true and complete list of all agreements to which the Company is a party or by which it or any of its properties or assets are bound (collectively, the "Contracts"), of the following types: (i) employment agreements providing for annual compensation in excess of $50,000 with respect to any employee;
(ii) agreements which limit or restrict the Company or any Affiliate (including, after the Closing, the Purchaser, the Surviving Corporation and any Affiliate) from competing in any line of business included in the business of the Company or otherwise in any other business, or from carrying on or expanding the nature or geographical scope of the business of the Company anywhere in the world, or agreements which restrict the products, product lines or distribution channels in which the Company or any Affiliate (including, after the Closing, the Purchaser, the Surviving Corporation or any Affiliate) can compete, other than limitations and restrictions relating to the use of patents, trademarks, trade names and copyrights and intellectual property licenses currently used by the Company; (iii) agreements which limit or restrict the Company and any Affiliate (including, after the Closing, the Purchaser, the Surviving Corporation and any Affiliate) from purchasing any raw materials, goods, supplies, services or products from any Person, including its Subsidiaries and Affiliates, (iv) sales agency, distribution or manufacturers representatives' agreements which provide for compensation on a commission basis which compensation is expected to exceed $50,000 in the twelve month period ending December 31, 2001; (v) collective bargaining agreements or other Contracts with any labor union or other labor organization relating to wages, hours and other conditions of employment in effect as of the date hereof; (vi) loan agreements, notes, mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money, in each case pursuant to which the outstanding indebtedness is in excess of $50,000; (vii) material franchise and broker agreements between the Company and any other Person; (viii) license agreements between the Company, as licensee, and each licensor to which the Company has a payment obligation of more than $50,000 in the aggregate of guaranteed royalties during the respective remaining terms of such license agreements between the Company and such licensor; (ix) powers of attorney (other than agency agreements and powers of attorney entered into in the ordinary course of business); (x) partnership or joint venture agreements; (xi) agreements with any Affiliate; and (xii) any other agreement (other than purchase orders, agreements with third party service providers, "off-the-shelf" software licenses or arrangements and agreements with vendors and customers entered into on an arms-length basis in the ordinary course of business) requiring payments in excess of $100,000 during the remainder of its term. The Company has delivered or made available to the Purchaser a true and complete copy of each of the Contracts or other agreements listed on
Schedule 4.11(b) hereto.

                      (c) Except as set forth on Schedule 4.11(c) hereto, the Company has performed in all material respects, or is now performing in all material respects, its obligations under, and is not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor has it received notice of any asserted claim of a material default by the Company under, or a material breach or violation by the Company of, any of the Personal Property Leases or Contracts and, to the knowledge of the Company, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

         4.12 Intellectual Property Matters.

                      (a) Schedule 4.12(a) sets forth, for all Intellectual Property owned by the Company, a complete and accurate list, of all U.S. and foreign: (i) patents and patent applications; (ii) registered
Trademarks and material unregistered Trademarks; and (iii) copyright registrations, copyright applications and material unregistered copyrights.

                      (b) Schedule 4.12(b) lists all contracts for material Software which is licensed, leased or otherwise used by the Company, and all Software which is owned by the Company ("Proprietary Software"), and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be.

                      (c) Schedule 4.12(c) sets forth a complete and accurate list of all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property, or right to compensation from the Company by reason of the use, exploitation, or sale of any Intellectual Property, to which the Company is a party or otherwise bound, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue (collectively, the "License Agreements").

                      (d) Except as set forth on Schedule 4.12(d):

                           (i) the Company owns or has the right to use all Intellectual Property, free and clear of all liens or other encumbrances;

                           (ii) any Intellectual Property owned or used by the Company has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned, and, to the knowledge of the Company, the Company has not, by any of its acts or omissions, or by acts or omissions of its affiliates, directors, officers, employees, agents, or Representatives caused any of its proprietary rights in the Intellectual Property owned by the Company to be transferred, diminished, or adversely affected to any material extent;

                           (iii) the Company has no knowledge that any of its operations constitute infringement or misappropriation, on any Intellectual Property right of another Person nor has it received notice from any third party regarding any actual or potential infringement or misappropriation by the Company of any Intellectual Property of such third party, and the Company does not have any knowledge of any basis for such a claim against the Company;

                           (iv) the Company has not received notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property owned or used by the Company and the Company does not have any knowledge of any basis for such a claim;

                           (v) the Company has not licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

                           (vi) the Company has no knowledge that any third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company;

                           (vii) the License Agreements are valid and binding obligations of the Company, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or, to the knowledge of the Company, the other party thereto, under any such License Agreement;

                           (viii) the Company takes reasonable measures to protect the confidentiality of Trade Secrets. To the Company's knowledge, all of the Trade Secrets owned by the Company are presently valid and protectable, are not part of the public domain (except insofar as they are pursuant to written agreements that adequately protect the Company's proprietary interests in and to such Trade Secrets), and have not been, nor have been authorized to be, used, divulged, or appropriated for the benefit of any third parties or to the detriment of the Company;

                           (ix) the consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's rights to own, use, or to bring any action for the infringement of, any of the Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property; and

                           (x) all Proprietary Software set forth in
         Schedule 4.12(b), was either developed (a) by employees of the Company within the scope of their employment; or (b) by independent contractors who have assigned all of their rights to the Company pursuant to written agreement.

                      (e) All Trademarks have been in continuous use by the Company, and the Trademarks listed in Schedule 4.12(a) for which the Company has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To the knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. Other then as set forth on Schedule 4.12(e), the Company has adequately policed the material Trademarks against third party infringement so as to maintain the validity of such Trademarks.

                      (f) Except as set forth in Schedule 4.12(f), the
Company:

                           (i) has not granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Intellectual Property), nor has the Company granted any third party any right to market any of the Intellectual Property under any private label or "OEM" arrangements;

                           (ii) does not have any outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which the Company has allowed third parties to advertise on or otherwise be included in a World Wide Web site) that the Company currently expects to result in any loss to the Company upon completion or performance thereof;

                           (iii) does not have any oral contracts or arrangements for the sale of advertising or any other product or service; or

                           (iv) does not employ any employee, contractor or consultant who is in violation of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with the Company or, to the knowledge of the Company, any other party because of the nature of the business conducted by the Company.

         4.13 Litigation. There is no Action pending against or affecting or, to the knowledge of the Company, threatened against or affecting, the Company or any of its assets, properties or rights before any court or arbitrator or any other Governmental Authority. To the knowledge of the Company, there are no facts that would likely result in any such Action.

         4.14 Compliance with Laws. The Company is in compliance in all material respects with all Laws applicable thereto. The Company is not at present charged with or, to the knowledge of the Company, threatened with any charge concerning or under any investigation with respect to, any violation, in any material respect, of any provision of any Law, and the Company is not in violation of or in default under, and to the knowledge of the Company, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority.

         4.15 Taxes. Except as set forth on Schedule 4.15:

                      (a) The Company has (x) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (y) timely paid (or properly accrued on the Company's books) or there has been paid on its behalf all Taxes due from it or claimed to be due from it by any Governmental Authority (whether or not set forth on any Tax Return);

                      (b) The Company has complied in all material respects with all applicable Tax Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code and employment withholding Taxes) and has, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be withheld and paid over under all applicable Tax Laws;

                      (c) There are no Liens for Taxes upon the assets or properties of the Company except for statutory Liens for current Taxes not yet due;

                      (d) The Company has not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company;

                      (e) No federal, state, local or foreign audits, review, or other Actions ("Audits") exist or have been initiated with regard to any Taxes or Tax Returns of the Company, and the Company has not received any notice of such an Audit;

                      (f) All Tax deficiencies which have been claimed, proposed or asserted against the Company by any taxing authority have been fully paid, and there are no other Audits by any taxing authority in progress relating to the Company or the business of the Company, nor has the Company or to the Company's knowledge, any of its Stockholders, directors or officers received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by any taxing authority in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a proposed deficiency for any subsequent Tax Period. The Company is not subject to any private letter ruling of the Internal Revenue Service or any comparable ruling of any other taxing authority;

                      (g) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of any voluntary or involuntary change in accounting method (nor has any Governmental Authority proposed any such adjustment or change of accounting method);

                      (h) No power of attorney has been granted by or with respect to the Company with respect to any matter relating to Taxes;

                      (i) The Company has not filed a consent pursuant to
Section 341(f) of the Code (or any predecessor provision) or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code);

                      (j) The reserves for Taxes (determined in accordance with GAAP consistently applied) reflected in the Company's books and records are adequate for the payment of all Taxes incurred by the Company through the date hereof. Since the date of the Interim Balance Sheet, the Company has not incurred any liability for Taxes other than in the ordinary course of business;

                      (k) The Company is not a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of
Section 280G of the Code, or in payments that will not be deductible by operation of Section 162(m) of the Code;

                      (l) The Company has not requested or received a ruling or determination from any Governmental Authority or signed a closing or other agreement with any Governmental Authority, in either case with respect to Taxes, which would be reasonably likely to result in a Material Adverse Effect on the Company;

                      (m) The Company is not a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (collectively, "Tax Indemnification Agreements"). As of the date of this Agreement, the Company is not aware of any potential Liability to any Person as a result of, or pursuant to, any such Tax Indemnification Agreement;

                      (n) The Company has previously delivered or made available to the Purchaser complete and accurate copies of each of (a) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Authority relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company, (b) the United States federal income Tax Returns, and those state, local and foreign income Tax Returns filed by the Company (or on its behalf) and (c) any closing agreements entered into by the Company with any Governmental Authority with respect to Taxes. The Company will deliver to the Purchaser all materials with respect to the foregoing for all matters arising after the date hereof;

                      (o) The Company does not have or could have any Liability for Taxes of another person under Section 1.1502-6 of the treasury regulations promulgated under the Code (the "Treasury
Regulations") (or any similar provision under state, local or foreign law), by contract or otherwise;

                      (p) The Company does not have any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations (or similar provision under state, local or foreign law);

                      (q) The Company has not taken any position on any Tax Return that could give rise to an understatement of United States federal income Tax liability within the meaning of Section 6662(d) of the Code;

                      (r) No claim has been made by a Taxing authority in a jurisdiction where the Company does not file Tax Returns to the effect that the Company is or may be subject to taxation by that jurisdiction;

                      (s) The Company is not a "United States real property holding corporation" within the meaning of Section 897 of the Code; and

                      (t) Each person granted a Stock Option by the Company is an employee of the Company for Federal income tax purposes.

         4.16 Insurance. Schedule 4.16 hereto sets forth a true and complete list of all insurance policies or binders maintained by or for the benefit of the Company and its directors, officers, employees or agents. The Company has delivered or made available to the Purchaser true and complete copies of such policies and binders. Except as set forth on
Schedule 4.16 hereto, (a) all such policies or binders are in full force and effect and no premiums due and payable thereon are delinquent, (b) there are no pending material claims against such insurance policies or binders by the Company as to which the insurers have denied liability, (c) the Company has complied in all material respects with the provisions of such policies and (d) there exist no material claims under such insurance policies or binders that have not been properly and timely submitted by the Company to its insurers.

         4.17 Employee Benefit Plans.

                      (a) For purposes of this Agreement, the term "Company Employee Plans" shall mean and include: each management, consulting, non-compete, employment, severance or similar contract, plan, including, without limitation, all Company Stock Plans, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each plan, program, policy, agreement or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company and covers any employee or director or former employee or director of the Company, or under which the Company has any Liability contingent or otherwise (including but not limited to each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding any such plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA). Neither the Company nor any of its Affiliates contributes to, or is required to contribute to, any "multiemployer plan" as defined in Section 3(37) of ERISA. Schedule 4.17(a) sets forth a true, accurate and complete list of all Company Employee Plans.

                      (b) Each Company Employee Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                      (c) Neither the Company nor any Affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Affiliate of the Company of incurring any such liability. All contributions required to be made under the terms of any Company Employee Plan have been made, and, where applicable to a Company Employee Plan, the Company and its Affiliates have complied with the minimum funding requirements under Section 412 of the Code and Section 302 of ERISA with respect to each such Company Employee Plan.

                      (d) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to
Section 501(a) of the Code and, to the knowledge of the Company, no circumstances exist which would adversely affect such qualification or exemption.

                      (e) Except as set forth on Schedule 4.17(e), no director or officer or other employee of the Company will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Company Employee Plan or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby; and (ii) no payment made or to be made to any current or former employee or director of the Company or any of its Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                      (f) No Company Employee Plan provides material post-retirement health and medical, life or other insurance benefits for retired employees of the Company nor has the Company represented or promised to provide such benefits.

                      (g) There has been no amendment to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on December 31, 2000.

                      (h) The Company is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Company is pending or threatened, nor is the Company involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any employees, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no suits, Actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Company Employee Plan, but excluding any of the foregoing which would not have a Material Adverse Effect on the Company.

          4.18 Environmental Matters. No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, Action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against, the Company, and no penalty has been assessed against the Company, in each case, with respect to any matters relating to or arising out of any Environmental Law; the Company is in compliance with all Environmental Laws; and there are no Liabilities of or relating to the Company relating to or arising out of any Environmental Law and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability.

         4.19 Labor Matters. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the knowledge of the Company, none is or has been threatened; there is no labor strike, dispute, request for representation, organizing activity, slowdown or stoppage actually pending against or affecting the Company and, to the knowledge of the Company, none is or has been threatened. Except as set forth on Schedule 4.19, all Persons treated by the Company as independent contractors for any purpose do satisfy and have satisfied the requirements of Law to be so treated, and the Company has fully and accurately reported the amounts paid by the Company to or on behalf of such Persons on IRS Forms 1099 when required to do so. No individual who has performed services for or on behalf of the Company, and who has been treated by the Company as an independent contractor, is classifiable as a "leased employee," within the meaning of Section 414(n)(2) of the Code, with respect to the Company or with respect to any customer of the Company.

         4.20 Intentionally Omitted.

         4.21 Personal Property. Schedule 4.21 hereto sets forth a true and complete list of all equipment and fixtures having an acquisition cost of $50,000 or more owned by the Company. Except as set forth on Schedule 4.21 hereto, all such assets are in substantially good condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put in the ordinary course of the business. All of the assets listed on Schedule 4.21 hereto, together with all other personal property owned by the Company constitute, in the reasonable business judgment of the Company, all of the tangible personal property necessary for the operation of the business as it is currently operated (other than such personal property as may be leased or licensed by the Company and other than those items, if any, the failure to own or lease which would not, individually or in the aggregate, have a Material Adverse Effect on the Condition of the Company).

         4.22 Real Property.

                      (a) The Company has never owned any real property.

                      (b) Set forth on Schedule 4.22(b) hereto is a list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company uses or occupies or has the right to use or occupy any real property used by the Company (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property").

                      (c) The Company has performed in all material respects, or is now performing in all material respects, its obligations under, and is not in default (and would not by the lapse of time or the giving of notice or both be in default) under, or in breach or violation of, nor has it received notice of any asserted claim of a material default by the Company under, or a material breach or violation by the Company of, any of the Real Property Leases and, to the knowledge of the Company, the other party or parties thereto are performing in all material respects and are not in violation thereunder.

                      (d) The Company is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

         4.23 Sales Representatives and Customers. Schedule 4.23 hereto sets forth a list of the top ten customers of the Company based on contract value for the six months ended June 30, 2001. Except as set forth on
Schedule 4.23 hereto, to the knowledge of the Company, the Company enjoys good working relationships under all of its sales representative and similar agreements necessary to the normal operation of its businesses.

         4.24 Accounts Receivable. The accounts receivable of the Company
(i) arose from bona fide transactions in the ordinary course of business, are payable on ordinary trade terms and are, to the knowledge of the Company, not subject to any valid setoff, counterclaims or defense, (ii) are legal, valid and binding obligations of the respective debtors, (iii) do not represent obligations for goods sold on consignment or approval,
(iv) do not represent obligations for goods sold on a sale-or-return basis for which no reserve has been recorded in the ordinary course in accordance with GAAP and the Company has no knowledge of any facts that would cause it to believe that the amount of such reserve is inappropriate, and (v) are subject to reserves established on the Interim Balance Sheet or, with respect to accounts receivable arising subsequent to the date thereof, to reserves established in the ordinary course consistent with past practice and in accordance with GAAP. Schedule 4.24 hereto sets forth a description of any security arrangements and collateral (other than guarantees and letters of credit taken in the ordinary course of business and purchase money security interests) securing the repayment or other satisfaction of receivables of the Company.

         4.25 Inventory. The Company does not maintain any inventory.

         4.26 Finders' or Advisors' Fees. Except as set forth on Schedule 4.26, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or the Stockholders who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The only Fees incurred and payable by the Company are those identified on Schedule 4.26.

         4.27 Related-Party Transactions. Except as set forth on Schedule 4.27, no employee, officer, or director of the Company or member of his or her immediate family is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on Schedule 4.27, to the knowledge of the Company, as of the date hereof none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with the Company. Except as set forth on Schedule 4.27, no employee, director, or officer of the Company and no member of the immediate family of any employee, officer, or director of the Company is directly or indirectly interested in any material contract with the Company.

         4.28 Intentionally Omitted.

         4.29 Disclosure. Neither this Agreement, nor any of the Exhibits or Schedules hereto nor any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, Purchaser or Acquisition Sub pursuant hereto or in connection with the negotiation, execution or performance hereof, contains any untrue statement by the Company of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

                                 ARTICLE V
                           INTENTIONALLY OMITTED


                                ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES
                    OF THE PURCHASER AND ACQUISITION SUB

         The Purchaser and Acquisition Sub hereby represent and warrant to the Company as follows:

         6.1 Organization and Good Standing. The Purchaser and Acquisition Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and each has the requisite power and authority and all governmental licenses, authorizations, consents and approvals required to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted. Each of the Purchaser and Acquisition Sub is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect on either the Purchaser's or Acquisition Sub's respective business or operations or would adversely affect its ability to consummate the transactions provided for or contemplated by this Agreement.
Schedule 6.1 hereto sets forth a true and complete list of all foreign jurisdictions in which the Purchaser and Acquisition Sub are so qualified or licensed and in good standing.

         6.2 Corporate Records. Copies of the certificate of incorporation of the Purchaser and Acquisition Sub, certified by the Secretary of State of the State of Delaware, and of the by-laws of the Purchaser and Acquisition Sub, certified by the Secretary of each such corporation, heretofore delivered to the Company are true and complete copies of such instruments as amended to the date of this Agreement. Such certificates of incorporation and by-laws of the Purchaser and Acquisition Sub are in full force and effect. Neither the Purchaser nor Acquisition Sub is in violation of any provision of its certificate of incorporation or by-laws.

         6.3 Corporate Power and Authority. The Purchaser and Acquisition Sub have the requisite corporate power and authority to execute and deliver this Agreement, perform their obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and Acquisition Sub, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Purchaser and Acquisition Sub. This Agreement constitutes the legal, valid and binding obligation of each of the Purchaser and Acquisition Sub, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

         6.4 SEC Documents. The Purchaser has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") since August 2, 2000 (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, and none of the SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Purchaser and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         6.5 Finders' or Advisors' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser or Acquisition Sub who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         6.6 No Violation. Except for the filing of the Certificate of Merger and any filings required pursuant to federal or state securities laws, neither the execution and delivery of this Agreement by the Purchaser or Acquisition Sub, the performance by either of them of their respective obligations hereunder, nor the consummation by either of them of the transactions contemplated hereby, will (a) contravene any provision of the certificate of incorporation or bylaws of the Purchaser or Acquisition Sub;
(b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration (whether after the giving of notice or the lapse of time or both) of the maturity of, any debt or obligation of the Purchaser or Acquisition Sub, require the consent of any other party to, constitute a breach of, create a loss of a benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Purchaser or Acquisition Sub under, any note, bond, license, mortgage, indenture, lease, contract, agreement, instrument or commitment relating to the Purchaser or Acquisition Sub to which either of them is a party or by which either of them or any of their respective assets or properties constituting part of their respective businesses are bound.

         6.7 Acquisition Sub. All of the outstanding capital stock of Acquisition Sub is owned by Purchaser free and clear of any Lien or any agreement with respect thereto. Since the date of its incorporation, Acquisition Sub has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement.

         6.8 Approvals. Except for the filing of the Certificate of Merger, and any filings required pursuant to federal or state securities laws, no declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority is required to be made, obtained or given by or with respect to the Purchaser or the Acquisition Sub in connection with the execution, delivery or performance by the Purchaser or the Acquisition Sub of this Agreement, the performance by them of their respective obligations hereunder or the consummation by them of the transactions contemplated hereby.

                                ARTICLE VII
                          COVENANTS OF THE COMPANY

         The Company covenants and agrees that from the date of this Agreement until the Closing Date, except as otherwise consented to by the Purchaser or Acquisition Sub in writing:

         7.1 Conduct of the Company. From the date of this Agreement until the Closing, the Company shall conduct its business in the ordinary course consistent with past practice and shall use its commercially reasonable best efforts to preserve intact its business organizations and relationships with third parties. Without limiting the generality of the foregoing and, without the prior written consent of the Purchaser, from the date of this Agreement until the Closing:

                      (a) The Company will not adopt or propose any change in its certificate of incorporation or by-laws;

                      (b) The Company will not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                      (c) Except for the issuance of Option Shares issuable upon exercise of the Stock Options, the Company will not issue or sell any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company;

                      (d) The Company will not (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

                      (e) The Company will not redeem, purchase or otherwise acquire directly or indirectly any shares of capital stock of the Company;

                      (f) The Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any employee or director stock options or other stock based awards;

                      (g) The Company will not, except as set forth on
Schedule 4.17(e), (i) grant any severance or termination pay to (or amend any such existing arrangement with) any director, officer or employee of the Company, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) increase any benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase (or amend the terms of) any compensation, bonus or other benefits payable to directors, officers or employees of the Company, (v) permit any director, officer or employee who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan or (vi) amend any provision of, or accelerate any payment under, the arrangements identified in Section 10.27;

                      (h) The Company will not acquire any assets or property of any other Person except in the ordinary course of business consistent with past practice;

                      (i) The Company will not sell, lease, license or otherwise dispose of any assets or property except pursuant to existing contracts or commitments or except in the ordinary course of business consistent with past practice;

                      (j) Except for any such change which is required by reason of a concurrent change in GAAP, the Company will not, for periods prior to or after the date of this Agreement, change any method of accounting or accounting practice used by it, including, without limitation, adjusting or reversing any accruals subsequent to the Interim Financial Statements, modifying any reserves or modifying its reserve policies;

                      (k) The Company will not enter into any joint venture, partnership or other similar arrangement;

                      (l) The Company will not take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

                      (m) The Company will not make or change any material Tax election, settle any material audit or file any material amended Tax Returns;

                      (n) The Company will not enter into, amend or waive any provisions of any standstill agreement;

                      (o) The Company will not incur any indebtedness, other than ordinary trade payables incurred in the ordinary course (it being understood and agreed that the accrual of interest with respect to indebtedness in existence on the date of this Agreement shall not be deemed to be incurrence of indebtedness); and

                      (p) The Company will not agree or commit to do any of the foregoing.

         7.2 Consents and Approvals. The Company shall use its best efforts to obtain at the earliest practicable date, and in any event prior to Closing, all Approvals from Government Authorities and, to the extent that the rights of the Company under any material Contract would be impaired upon consummation of the Merger, all Approvals, including, without limitation, those set forth on Schedule 4.7, reasonably requested by the Purchaser or Acquisition Sub with respect to such Contracts or to obtain fulfillment of the conditions set forth in Article X hereof.

         7.3 Stockholder Approval. The Company shall cause a special meeting of its Stockholders to be duly called and held as soon as practicable after the date hereof, or take action by written consent for the purpose of approving the Merger, this Agreement and the transactions contemplated hereby which require the Stockholder Approvals and shall, with the assistance of Purchaser, prepare such informational documents to solicit the proxies or written consents of such Stockholders as are reasonably necessary to obtain the Stockholder Approvals necessary to cause the issuance of the shares of Purchaser Common Stock and Purchaser Warrants in the Merger to qualify for the exemption from registration provided by Regulation D under the Securities Act. The Company will, through its Board of Directors, recommend to its Stockholders approval of the transactions contemplated by this Agreement and will not, unless it receives a Superior Offer, rescind such recommendation; provided, however, that no officer or director of the Company shall be required to violate any fiduciary duty in connection therewith. The Company will provide to the Purchaser drafts of any materials to be mailed to the Stockholders and, prior to mailing such materials, shall accept reasonable comments from the Purchaser and its Representatives.

         7.4 No Solicitation of Transaction. The Company shall not, and shall use its best efforts to cause its Representatives not to, directly or indirectly, take any of the following actions with any Person other than the Purchaser without the prior written consent of the Purchaser: (A) solicit, initiate, facilitate or encourage, or furnish information with respect to the Company, in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or a substantial portion of the assets of, or any securities of, the Company (an "Alternative Transaction"); (B) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Alternative Transaction; or (C) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring the Company to abandon, terminate or refrain from consummating a transaction with the Purchaser. Notwithstanding the foregoing provisions, the Company may, in response to an unsolicited bona fide written offer or proposal with respect to an Alternative Transaction from any Person, including, without limitation, a Person the Company was in discussions with prior to the date of this Agreement (a "Potential Acquirer") that the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor and legal counsel, would be more favorable to the Stockholders than the proposed Merger (a "Superior Offer"), furnish confidential or nonpublic information to, and engage in discussions and negotiate with, such Potential Acquirer. The Company shall, and shall use its best efforts to cause its Representatives to, notify the Purchaser orally and in writing promptly upon receipt of any inquiry, offer or proposal with respect to an Alternative Transaction, including the identity of the party making such inquiry, offer or proposal and stating the terms thereof. The Company shall immediately cease any discussions or negotiations existing as of the date hereof with any third party relating to any proposed Alternative Transaction.

         7.5 Audited Financials. The Company shall conduct at its own expense an audit under GAAP, consistently applied, of its financial statements for 1999 and 2000, and shall have the financial statements as of and for the period ended June 30, 2001 reviewed by its independent accountants in a manner consistent with Rule 10-01(d) of Regulation S-X (17 C.F.R ss.210.10-1(d)).

         7.6 Safe Deposit Boxes and Bank Accounts. Prior to the Closing, the Company shall deliver to the Purchaser a list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or lock boxes or bank accounts and the names of all persons authorized to have access to such boxes and accounts.

                               ARTICLE VIII
                           INTENTIONALLY OMITTED

                                ARTICLE IX
                       COVENANTS OF THE PURCHASER AND
                    ACQUISITION SUB PENDING THE CLOSING

         The Purchaser and Acquisition Sub covenant and agree that, except as otherwise consented to by the Company, prior to the Closing:

         9.1 Consents and Approvals. The Purchaser and Acquisition Sub shall use their best efforts to obtain at the earliest practicable date, and in any event prior to Closing, all Approvals from Government Authorities and, to the extent that the rights of the Purchaser and Acquisition Sub under any material contract would be impaired upon consummation of the Merger, all Approvals reasonably requested by the Company with respect to such contracts or to obtain fulfillment of the conditions set forth in Article XI hereof.

         9.2 Proxy Assistance. The Purchaser shall provide the Company with all necessary information reasonably requested with respect to itself and its Affiliates solely for inclusion by the Company in the proxy statement contemplated in Section 7.3.

         9.3 Tender Offer Terms. The Purchaser shall tender to purchase all outstanding Company Debentures for a price equal to their outstanding principal amount plus all unpaid interest accrued to and through the purchase date for such Company Debentures. Such tender offer shall be described in the document to be prepared and mailed as contemplated by
Section 7.3 and 9.2. From and after the date of its mailing, the Purchaser shall not modify the terms of such tender offer without the consent of the Company. Such tender offer shall be conducted in compliance with all applicable securities laws.

         9.4 Payments to Option Holders. In order to meet the condition set forth in Section 10.21, the Purchaser shall offer to purchase the shares of Company Common Stock issued upon exercise of Stock Options, for cash at $1.30 per share (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), held by Stockholders who are not accredited investors (as such term is defined in Rule 501 promulgated under the Securities Act). Subject to performing this covenant in good faith, the Purchaser shall have sole discretion in selecting the Stockholders to receive such an offer and the Company shall not have the right to direct the offer to any particular Stockholder. Any such purchases shall be effective immediately prior to the Effective Time.

                                 ARTICLE X
                  CONDITIONS PRECEDENT TO THE OBLIGATIONS
                    OF THE PURCHASER AND ACQUISITION SUB

         The obligations of the Purchaser and Acquisition Sub to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

         10.1 Representations and Warranties True. The representations and warranties contained in Article IV hereof, in the Schedules to this Agreement, and in all certificates delivered by the Company to the Purchaser and Acquisition Sub pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or some other date which shall be true and correct only as of such date).

         10.2 Performance of Covenants. The Company shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         10.3 No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

         10.4 Approval of Stockholders. This Agreement and the Merger shall have been approved by the Stockholder Approvals which are the requisite vote or action of the Stockholders under the Company's certificate of incorporation (including, without limitation, the certificates of designations of the Company Preferred Stock), by-laws and the DGCL.

         10.5 Intentionally Omitted.

         10.6 Certificates. The Company shall have furnished the Purchaser and Acquisition Sub with such certificates to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by Purchaser.

         10.7 Consents. The Company shall have obtained all consents set forth on Schedule 4.7 and all other consents shall have been obtained the failure of which to obtain would have a Material Adverse Effect on the Condition of the Company.

         10.8 Employment Agreements.

                      (a) The Purchaser or the Company shall have entered into employment agreements with the employees of the Company identified on
Schedule 10.8(a) hereto, with said employment agreements to be in the form attached hereto as Exhibit C (the "Employment Agreements") and any existing employment agreements between any such employee and the Company shall have been terminated.

                      (b) The Purchaser or the Company shall have entered into employment offer letters with the employees of the Company identified on Schedule 10.8(b) hereto, with said employment offer letters to be in the form attached hereto as Exhibit D (the "Offer Letters").

         10.9 Intentionally Omitted.

         10.10 Payment of Company Indebtedness. The Company or the Purchaser shall have entered into agreements providing for, or otherwise providing accommodation acceptable to the creditors of the Company providing for:

                      (a) the release at the Effective Time by Wells Fargo Bank Iowa, National Association ("Wells Fargo") of the guarantees of Company Indebtedness of each of the holders of Bridge Warrants outstanding under that certain Credit Agreement and Revolving Note, dated December 3, 1999 and providing borrowing authority of not in excess of $2.5 million, between the Company and Wells Fargo, as well as the repayment of the Company Indebtedness outstanding thereunder;

                      (b) the release at the Effective Time by Wells Fargo of the guarantees of the Company Indebtedness of each of the holders of Bridge Warrants outstanding under that certain Credit Agreement and Revolving Note, dated March 2000 and providing borrowing authority of not in excess of $500,000, between the Company and Wells Fargo, as well as the repayment of the Company Indebtedness outstanding thereunder;

                      (c) the repayment at the Effective Time of all amounts outstanding under, or the replacement and substitution at the Effective Time of the letter of credit of The Northern Trust Company with respect to, all of the Company Debentures;

                      (d) the compromise at the Effective Time by The Northern Trust Company of the aggregate amount of the Company's Indebtedness and related expenses under that certain promissory note dated as of November 28, 1997 to The Northern Trust Company in $3 million principal amount, and that certain Promissory Note dated as of September 14, 1998 in $1,145,000 principal amount, each as amended by that certain Restructuring Agreement dated as of December 3, 1999 (such Promissory Notes being referred to herein as the "NT Notes"), to an aggregate principal amount of Indebtedness under the NT Notes of $3.0 million and related expenses of $100,000, and the repayment of the Company Indebtedness outstanding thereunder; and

                      (e) the compromise of the SAI warranty obligation to an amount not in excess of $85,000, and the discharge of such obligation.

         10.11 No Material Adverse Effect. There shall have been, between the date of this Agreement and the Closing Date, no Material Adverse Effect on the Company.

         10.12 Delivery of Good Standing Certificates and Corporate Resolutions. The Purchaser shall have received certificates of good standing with respect to the Company issued by the jurisdiction of its incorporation and the jurisdictions listed on Schedule 4.1. The Purchaser shall have received copies of the resolutions of the Company and its Stockholders approving this Agreement, the Merger and the transactions contemplated herein, certified by an appropriate officer.

         10.13 Notes Receivable. All notes receivable from the Stockholders or the employees of the Company shall have been repaid in full in accordance with their terms.

         10.14 Intentionally Omitted.

         10.15 Intentionally Omitted.

         10.16 Deloitte & Touche Audit Opinion. The Purchaser shall have received an unqualified audit opinion of Deloitte & Touche with respect to the Company's consolidated financial statements as of and for the years ended December 31, 1999 and 2000 and such audited financial statements as of and for the year ended December 31, 2000 shall not differ materially from, or be materially inconsistent with, the December 31, 2000 financials contained in the Annual Financial Statements.

         10.17 Certificate of Financial Condition. The Purchaser shall have received a balance sheet of the Company on and as of the last Business Day immediately preceeding the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with the application of the financial accounting policies and practices employed by the Company in preparation of the Interim Balance Sheet, which policies and practices comply with GAAP. The Purchaser shall have received, on the Closing Date, a certificate from the Company, signed by the Company's Chief Executive Officer and Chief Financial Officer, setting forth, based on the Closing Date Balance Sheet prepared in accordance with the preceeding sentence:

                      (a) As of the Closing Date, the Company's:

                           (i) accounts payable plus accrued expenses (it being understood and agreed that the legal, accounting, advisory and severance obligations included in the definition of "Fees" shall not be included in the amount of accrued expenses for purposes of this Section 10.17 or Section 3.8); plus

                           (ii) deferred service revenues and any other accrued liabilities;

                           (iii) plus the current portion of capital leases; less

                           (iv) Deferred Payables (prior to "Discounts" computed in a manner consistent with the Discounts column on Exhibit A), the remaining SAI warranty obligation, if any, remaining 2000 unpaid incentives, strategic transaction incentives; less

                           (v) cash (exclusive of amounts received upon exercise of Stock Options between the date of this Agreement and the Closing Date), accounts receivable, other receivables and pre-paid expenses.

                      (b) As of the Closing Date, the sum of the Company's:

                           (i) line of credit;

                           (ii) Company Debentures;

                           (iii) notes payable;

                           (iv) Deferred Payables;

                           (v) SAI warranty;

                           (vi) long-term portions of capital leases; and

                           (vii) any other debt;

assuming that the obligations to Northern Trust and the SAI warranty obligations are valued at their actual payoff amounts as negotiated pursuant to Section 10.10.

                      (c) As of the Closing Date, the Fees.

                      (d) As of the Closing Date, the balance of the Bridge Financing, if any.

                      (e) As of the Closing Date, the "Discounts" to the Deferred Payables, computed in a manner consistent with the Discounts column of Exhibit A.

         10.18 Intentionally Omitted.

         10.19 Options/Warrants. The Stock Options shall have been exercised or terminated in accordance with their terms and there shall not be any Stock Options (other than those expiring pursuant to their terms at the Effective Time) outstanding. The Warrant Shares issuable upon exercise of the Bridge Warrants shall not exceed 900,000. Each Warrant not a Bridge Warrant, and all other options to acquire stock of the Company, shall have been terminated without payment or obligation of any kind.

         10.20 Dissenting Shares. The total number of Dissenting Shares shall be no greater than 5% of the number of shares of Company Common Stock and Company Preferred Stock on an as-converted basis.

         10.21 Regulation D. Provided that the Purchaser has complied with
Section 9.4, the Purchaser shall be satisfied that there are not more than 35 non-accredited investors (as such term is defined in Rule 501 promulgated under the Securities Act) among the Stockholders (including Persons who become Stockholders upon exercise of Stock Options after the date of this Agreement and prior to the Closing) and the holders of Bridge Warrants. In accordance with Rule 506(b)(2)(ii) promulgated under the Securities Act, each Stockholder or holder of a Bridge Warrant who is not accredited shall have delivered an executed purchaser questionnaire stating that such Stockholder or holder of a Bridge Warrant either alone or with his purchaser representative(s) (as such term is defined in Rule 501 promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in Purchaser Common Stock or Purchaser Warrants, as the case may be.

         10.22 Company Debentures. The requisite holders of the Company Debentures, by outstanding principal amount, shall have agreed to (x) waive the negative covenant set forth in Section 204 of the Trust Indenture dated as of August 1, 1997 with respect to the Company Debentures, and (y) reduce the requirement that the letter of credit be at all times 107% of the outstanding principal balance to 100%. Seventy-five percent (75%) of the holders of the Debentures, by outstanding principal amount, shall have executed releases in favor of the Company in substance substantially similar to Section 12.4.

         10.23 Software Licenses. Other than payment obligations (including obligations to purchase additional "shrinkwrap" licenses) not in excess of $186,920, the Company shall be in material compliance with all terms of the License Agreements and there shall exist no event or condition which would result in a violation or breach of, or constitute a default by the Company, including, without limitation, the timely payment of all fees and other payments due and owing by the Company, in accordance with the terms of the License Agreements.

         10.24 Settlement Agreement. The Company, the Northern Trust Company and Iowa State Bank and Trust shall have consummated, or such consummation shall be occurring simultaneously, the transactions contemplated in, and in substance substantially similar to, that draft Settlement Agreement dated as of June 29, 2001.

         10.25 Termination of Registration Rights Agreements. Any and all agreements providing for the Company to register its securities pursuant to the Securities Act, including, without limitation, the registration rights identified on Schedule 4.5 shall have been terminated.

         10.26 Voting Agreements. The holders of at least 75% of (x) the issued and outstanding shares of (i) the Company Common Stock, (ii) the Company Series A Preferred Stock, (iii) the Company Series B Preferred Stock, and (iv) the Company Series C Preferred Stock, and (y) the issued and outstanding Bridge Warrants, shall have executed and delivered Voting Agreements (in the case of the Major Stockholders) or agreements containing provisions substantially similar to Sections 3.3, 3.4, 3.6, 3.7, 3.8 and
3.9 of the Voting Agreement (in the case of the other Stockholders and holders of Bridge Warrants).

         10.27 Termination of Certain Arrangements. Effective as of the Effective Time, the Consulting Agreement by and between the Company and Equity Dynamics, Inc. dated as of October 23, 2000, and the consulting or other fees or payments made to Harry Hefter shall have been terminated without any continuing payment or other obligation of any kind.

         10.28 Director Resignations. Effective as of the Effective Time, each of the Company's directors shall have resigned.

                                ARTICLE XI
                        CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF THE COMPANY

         The obligations of the Company to effect the Closing hereunder are subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

         11.1 Representations and Warranties True. The representations and warranties contained in Article VI hereof and in all certificates delivered by the Purchaser or Acquisition Sub to the Company pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate (except for changes contemplated by this Agreement and except for representations and warranties that by their terms speak as of the date of this Agreement or such other date which shall be true and accurate only as of such date).

         11.2 Performance of Covenants. The Purchaser and Acquisition Sub shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         11.3 No Governmental Proceeding. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered into any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the transactions contemplated by this Agreement.

         11.4 Certificates. The Purchaser and Acquisition Sub shall have furnished the Company with such certificates to evidence compliance with the conditions set forth in this Article XI as may be reasonably requested by the Company.

         11.5 Delivery of Good Standing Certificates and Corporate Resolutions. The Company shall have received certificates of good standing with respect to each of the Purchaser and Acquisition Sub issued by the jurisdiction of its incorporation and the jurisdictions listed on Schedule
6.1. The Company shall have received copies of the resolutions of the Purchaser and the Acquisition Sub approving this Agreement, the Merger and the transactions contemplated herein, certified by an appropriate officer.

         11.6 Payment of Company Indebtedness. The Company or the Purchaser shall have entered into agreements providing for, or otherwise providing accommodation acceptable to the creditors of the Company providing for:

                      (a) the release at the Effective Time by Wells Fargo of the guarantees of Company Indebtedness of each of the holders of Bridge Warrants outstanding under that certain Credit Agreement and Revolving Note, dated December 3, 1999 and providing borrowing authority of not in excess of $2.5 million, between the Company and Wells Fargo, as well as the repayment of the Company Indebtedness outstanding thereunder;

                      (b) the release at the Effective Time by Wells Fargo of the guarantees of the Company Indebtedness of each of the holders of Bridge Warrants outstanding under that certain Credit Agreement and Revolving Note, dated March 2000 and providing borrowing authority of not in excess of $500,000, between the Company and Wells Fargo, as well as the repayment of the Company Indebtedness outstanding thereunder;

                      (c) the repayment at the Effective Time of all amounts outstanding under, or the replacement and substitution at the Effective Time of the letter of credit of The Northern Trust Company with respect to, all of the Company Debentures;

                      (d) the compromise at the Effective Time by The Northern Trust Company of the aggregate amount of the Company's
Indebtedness and related expenses under the NT Notes to an aggregate principal amount of Indebtedness under the NT Notes of $3.0 million and related expenses of $100,000, and the repayment of the Company Indebtedness outstanding thereunder; and

                      (e) The compromise of the SAI warranty obligation to an amount not in excess of $85,000, and the discharge of such obligations.

         11.7 Consents. The Purchaser and the Acquisition Sub shall have obtained all consents the failure of which to obtain would have a Material Adverse Effect on the Condition of the Purchaser or the Acquisition Sub, respectively.

         11.8 Settlement Agreement. The Company, the Northern Trust Company and Iowa State Bank and Trust shall have consummated, or such consummation shall be occurring simultaneously, the transactions contemplated in, and in substance substantially similar to, that draft Settlement Agreement dated as of June 29, 2001.

                                ARTICLE XII
                                 INDEMNITY

         12.1 Indemnification.

                      (a) Each of the Company, the Stockholders and the holders of Warrants, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless the Purchaser, Acquisition Sub and their officers, directors, members, managers, employees, stockholders, assigns, successors and Affiliates (individually, a "Buyer Party" and collectively "Buyer Parties") from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by any Buyer Party, in any Action (x) between a Buyer Party and the Company or any Stockholder or (y) between a Buyer Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of the Company or any Stockholder in connection with the Closing; (ii) the nonfulfillment of any covenant or agreement on the part of the Company or any Stockholder set forth in this Agreement or in any agreement or certificate executed and delivered by the Company or any Stockholder pursuant to this Agreement or in the transactions contemplated hereby; (iii) claims (whether based on contract, tort, fiduciary or any other theory) of any actual or purported, beneficial or record, current or past, holder of the Company's debt or equity securities (or any interest or right therein) in connection with, resulting from or arising out of, directly or indirectly, such debt or equity securities (or any interest or right therein) that is based on any action taken at or prior to the Effective Time other than claims with respect to
(A) the accuracy of the representations and warranties of Purchaser and Acquisition Sub made pursuant to this Agreement, (B) the failure by Purchaser or Acquisition Sub to perform any of their respective agreements or covenants pursuant to this Agreement or (C) the information provided by Purchaser or Acquisition Sub expressly for inclusion in the materials to be provided to holders of the Company's debt and equity securities as contemplated by Section 9.2 of this Agreement; and (iv) the items identified on Schedule 12.1(a).

                      (b) Each of the Purchaser and Acquisition Sub, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless (i) each Stockholder and holder of a Bridge Warrant and his successors and assigns and (ii) the Company and its officers, directors, members, managers, employees, Stockholders, assigns, successors and Affiliates (individually, a "Seller Party" and collectively "Seller Parties") from, against and in respect of all Damages, Actions, and interest (including interest from the date of such Damages) suffered, sustained, incurred or paid by any Seller Party, in any Action (x) between the Purchaser or Acquisition Sub and a Seller Party or (y) between a Seller Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of the Purchaser or Acquisition Sub in connection with the Closing; and (ii) the nonfulfillment of any covenant or agreement on the part of the Purchaser or Acquisition Sub set forth in this Agreement or in any agreement or certificate executed and delivered by the Purchaser or Acquisition Sub pursuant to this Agreement or in the transactions contemplated hereby.

                      (c) Notwithstanding the foregoing provisions of this
Section 12.1(a) and (b), if the Closing occurs, (i) each Stockholder hereby waives any right of contribution, reimbursement or other rights of recovery that they might otherwise have against the Company in connection with any such indemnification or other obligations, (ii) the Company shall be deemed to be a Buyer Party, and (iii) the representations and warranties made by the Company shall terminate.

                      (d) Notwithstanding anything contained in Article XII to the contrary, there shall be no liability for indemnification under this
Section 12.1, (i) unless the aggregate amount of Damages exceeds $100,000 (the "Indemnity Basket") at which time the Indemnifying Party shall be liable for the entire amount of the Damages, including the Indemnity Basket, (ii) unless the Indemnified Party delivers to the Indemnifying Party written notice, setting forth in reasonable detail the identity, nature and amount of Damages related to such claim or claims prior to the first anniversary of the Effective Time, (iii) to the extent that a Seller Party has suffered, incurred, sustained or become subject to, Damages by reason of all such claims in excess of $1,300,000 and the Buyer Parties, in the aggregate, shall not be obligated to pay anything other than or more than $1,300,000, in the aggregate for all claims under Section 12.1(b), and
(iv) no Stockholder or holder of a Bridge Warrant shall be obligated to pay anything other than or more than his, her or its respective pro rata share of the Holdback Amount.

                      (e) Notwithstanding anything contained in Section 12.1(d) to the contrary, the Indemnity Basket shall not apply in the event that liability of an Indemnifying Party arises out of or in connection with the Purchase Price Adjustment, or a breach of the representations or warranties in Section 4.1, 4.2, 4.3, 4.5 and 4.15.

         12.2 Notice of Claims. An Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after becoming aware of any Damages which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 12.1 hereof. Such notice shall include an estimate of the Damages that the Indemnified Party has determined may be incurred. As soon as practicable after the date of such notice, the Indemnified Party shall provide to the Indemnifying Party all information and documentation necessary to support and verify the Damages so claimed and the Indemnifying Party and its agents shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the estimated amount of Damages described in such notice, or fails to notify the Indemnified Party within 30 days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim or the estimated amount of Damages described in such notice, the estimated Damages in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party. If the Indemnifying Party has timely disputed its liability with respect to such claim or the estimated amount of Damages, the dispute shall be resolved in accordance with Section 15.4 below.

         12.3 Matters Involving Third Parties.

                      (a) If any third party shall commence an Action against any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification under Section 12.1, the Indemnified Party shall notify the Indemnifying Party in writing as soon as practicable.

                      (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice and reasonably acceptable to the Indemnified Party so long as
(i) the Indemnifying Party shall notify the Indemnified Party in writing (within 30 days after its receipt of notice, in accordance with Section 15.7, of the Third Party Claim as provided in Section 12.2 or, if the Indemnifying Party has disputed the claim for indemnification, then within ten days of a final determination that such claim is a valid claim under
Section 12.1) that the Indemnified Party will be entitled to indemnification under Section 12.1 hereof from and against any Damages the Indemnified Party may suffer arising out of the Third Party Claim and (ii) the Indemnifying Party diligently conducts the defense of the Third Party Claim. It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of a claim (including any Third Party Claim) will relieve the Indemnifying Party thereby unless said Indemnifying Party is prejudiced by such failure to give notice.

                      (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12.3(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, (iii) the Indemnified Party shall cooperate within reason with the Indemnifying Party's defense of such Third Party Claim and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 12.3, if an Indemnified Party withholds its consent to a settlement or elects to defend any claim, where but for such action the Indemnifying Party could have settled such claim, the Indemnifying Party shall be required to indemnify the Indemnified Party only up to a maximum of the bona fide settlement offer for which the Indemnifying Party could have settled such claim.

         12.4 Release. Effective as of the Closing and by tendering their shares of Company Common Stock or Company Preferred Stock or Bridge Warrants, as the case may be, and by accepting the consideration therefore, each Stockholder and holder of Bridge Warrants hereby irrevocably waives and releases the Company, its current and former officers, directors, Affiliates, of, from and against any and all claims or causes of actions for Damages that he has, may have, or has had at any time on or before the Closing.

         12.5 Stockholder Agent.

                      (a) In the event that the Merger is approved by the Stockholders, effective upon such approval, and without any further act of any Stockholder, Steve Morain (the "Stockholder Agent") shall be, and hereby is, appointed as agent and attorney-in-fact for each Stockholder and holder of a Bridge Warrant, for and on behalf of each such Stockholder and holder of a Bridge Warrant to give and receive notices and communications, to authorize delivery to any Indemnified Person of shares or cash from the Holdback Amount in satisfaction of claims by an Indemnified Person, to execute stock powers on behalf of such Stockholders and holders of Bridge Warrants with respect to the Holdback Amount, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing.

                      (b) The Stockholder Agent may resign upon written notice to the Stockholders and holders of Bridge Warrants. The Stockholder Agent may be changed or replaced by vote of a majority of the Company Stockholders and holders of Bridge Warrants (computed on the basis of their respective interests in the Holdback Amount) from time to time upon not less than thirty (30) days' prior written notice. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Holdback Amount. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the Stockholders and holders of Bridge Warrants.

                      (c) The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent while acting in good faith and in the exercise of reasonable judgment.

                      (d) A decision, act, consent or instruction of the Stockholder Agent with respect to the matters regarding the Holdback Amount contemplated by this Section 12.5 shall constitute a decision of all the Stockholders and holders of Bridge Warrants and shall be final, binding and conclusive upon each of such Stockholders and holders of Bridge Warrants and the Buyer Parties may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of each Stockholder and holder of a Bridge Warrant. The Buyer Parties are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

                      (e) The Purchaser and Acquisition Sub, on behalf of all Buyer Parties, hereby agree that any notice, right, or obligation required to be delivered to, performed by, or asserted by the Stockholders and holders of Bridge Warrants regarding the Holdback Amount shall be delivered to, performed by or asserted by the Stockholder Agent.

         12.6 Sole Remedy. Except for fraud or as set forth in Section 15.4(h), the indemnification provisions of this Article XII shall constitute the sole and exclusive remedy of the parties hereto for any inaccuracy, untruth, incompleteness or other breach of or failure to perform any covenant made in this Agreement, and the parties each waive any other remedy, which they or any other Person entitled to indemnification hereunder may have at law or in equity with respect thereto. Notwithstanding anything else to the contrary contained in this Agreement, no Stockholder or holder of a Bridge Warrant shall be liable with respect to the fraud of any other Person, unless such Stockholder or holder of a Bridge Warrant had knowledge of such fraud, for anything other than or more than his, her or its respective pro rata share of the Holdback Amount.


                                ARTICLE XIII
                     TERMINATION, AMENDMENT AND WAIVER

         13.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                      (a) by mutual consent of the Purchaser and the Company;

                      (b) by either the Purchaser or the Company if the Closing has not occurred prior to September 15, 2001, provided that the right to terminate this Agreement under this Section 13.1(b) shall not be available to either party whose material misrepresentations, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                      (c) by either the Purchaser or the Company if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties or covenants set forth in this Agreement which is not cured within ten Business Days after such other party has been notified in writing of the intent to terminate this Agreement pursuant to this clause (c);

                      (d) by either the Purchaser or the Company, if any Approval of a Governmental Authority, the lack of which would result in the failure to satisfy the conditions to Closing set forth in Article X or
Article XI hereof, shall have been denied by such Governmental Authority, or such Governmental Authority shall have requested the withdrawal of any application therefor or shall have indicated its intention to initiate a proceeding to enjoin the Merger and the transactions contemplated by this Agreement;

                      (e) by either the Purchaser or the Company, if any permanent injunction or action by any court or other Governmental Authority of competent jurisdiction enjoining, denying Approval of or otherwise prohibiting consummation of any of the transactions contemplated by this Agreement shall become final and nonappealable;

                      (f) by either the Company or the Purchaser, if the Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Stockholders or any adjournment thereof; or

                      (g) by the Purchaser or the Company pursuant to
Section 3.10(c).

         13.2 Effect of Termination.

                      (a) In the event of termination of this Agreement as expressly permitted under Section 13.1 hereof, this Agreement shall forthwith become void (except for Sections 14.2, 14.3, 14.5 and 14.6 and this Section 13.2) and there shall be no Action on the part of the Company, Acquisition Sub, the Stockholders, the holders of the Bridge Warrants, the Purchaser or their respective officers, directors or affiliates; provided, that, if such termination shall result from a material misrepresentation by a party or the willful breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all Damages sustained or incurred as a result of such breach. In the event of termination hereunder prior to the Closing, the Purchaser and Acquisition Sub shall return promptly to the Company all documents, work papers and other material of the Company furnished or made available to the Purchaser and Acquisition Sub or their representatives or agents and all copies thereof, and no information received by the Purchaser or Acquisition Sub shall be revealed to any third party nor used for the advantage of the Purchaser or Acquisition Sub or any other party.

                      (b) If this Agreement is terminated (x) pursuant to
Section 13.1(f), if an Alternative Transaction has been proposed and publicly announced or communicated to the Stockholders after the date of this Agreement and prior to the meeting called or consents solicited for Stockholder Approval and, within twelve (12) months after the date of termination pursuant to Section 13.1(f), the Company enters into a binding agreement with respect to such Alternative Transaction, or (y) by the Purchaser in accordance with Section 13.1 due to a breach of Section 7.3 or
Section 7.4, then the Company shall pay to the Purchaser in immediately available funds an amount equal to $1,000,000 and fees and expenses.

         13.3 Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto. The Company, the Purchaser and Acquisition Sub may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Department of State of the State of Delaware; provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not (i) alter or change the amount or class of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

         13.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in writing in an instrument signed by or on behalf of such party. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                                ARTICLE XIV
                              OTHER AGREEMENTS

         The parties hereto agree that:

         14.1 Best Efforts. The Company and the Purchaser shall each cooperate with the others and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all Approvals required to be obtained from any third party necessary, proper or advisable to consummate the Merger and other transactions contemplated by this Agreement.

         14.2 Access to Information. Subject to the terms set forth in that certain Mutual Non-Disclosure Agreement, dated as of February 15, 2001, by and between the Purchaser and the Company (the "Non-Disclosure Agreement"), which is incorporated by reference herein, respecting due diligence investigation and certain other matters, each of the parties hereto shall afford each other's employees, auditors, legal counsel and other authorized representatives, all reasonable opportunity and access during normal business hours to inspect, investigate, audit and interview the respective assets, liabilities, contracts, each of the other's operations, business, employees and officers before the Closing. These activities shall be conducted in a reasonable manner during regular business hours using reasonable efforts to minimize interference with each party's respective business operations. Each of the parties hereto shall promptly and completely provide all disclosures requested by the other parties or their agents.

         14.3 Public Announcements. At the proper time, as determined by the parties hereto in good faith consultation with each other, the parties hereto shall issue a press release or make a public statement concerning this Agreement and the related transactions containing disclosure which is mutually agreeable to the parties; provided, that prior to the issuance of a press release, none of the parties hereto shall make any announcement of such transaction or disclose the existence of and/or particulars of any negotiations related thereto, including, but not limited to, the terms, conditions, consideration to be paid or other facts related to this Agreement and the related transactions, except to the extent permitted by the Non-Disclosure Agreement; and, provided, further, that the Company shall not be permitted to issue a press release announcing (or make a public announcement or other public disclosure of) the Agreement or the related transactions until it has received all consents from its Stockholders necessary to consummate the Merger, other than repeating or referring to prior public statements of the Purchaser or statements made by the Company which are reasonably necessary to obtain the Stockholder Approvals or otherwise consummate the transactions contemplated hereunder. Notwithstanding the foregoing, the Purchaser may make such disclosures as may be required (based on the advice of counsel) due to its status as a public company, after good faith consultation with the other parties hereto.

         14.4 Notices of Certain Events.

                      (a) Each of the parties hereto shall promptly notify the other parties of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement if the failure of any of the parties hereto, as the case may be, to obtain such consent would result in a Material Adverse Effect on any of the parties hereto, as applicable; and (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

                      (b) The parties hereto shall promptly notify the other parties of any Actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

         14.5 Expenses. Except as provided in Section 13.2 or 15.4, the Purchaser, Acquisition Sub and the Company shall each bear their own expenses (including those of counsel, accountants and investment bankers, and, in the case of the Company, the Fees) incurred by any of them in connection with this Agreement and the transactions contemplated herein.

         14.6 Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges, understands and agrees that any breach or threatened breach by such party or such party's Affiliates of Sections 14.2 or 14.3 will cause irreparable injury to the other party and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, a non-breaching party shall have the right and remedy (in addition to any other rights or remedies available at law or in equity, including, money damages) to have the provisions of such Sections 14.2 or 14.3 specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction. Each party further agrees to waive any requirement for the securing or posting of any bond or other security in connection with seeking such remedies.

         14.7 Director and Officer Liability.

                      (a) The Purchaser shall cause the Surviving
Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, to the fullest extent permitted under applicable law, the individuals who on or prior to the Effective Time were officers or directors of the Company (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company at any time on or prior to the Effective Time. In the event the Surviving Corporation or the Purchaser or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or the Purchaser shall assume the obligations of the Surviving Corporation or the Purchaser, as the case may be, as set forth in this Section 14.7. An Indemnitee shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. Notwithstanding the right of the Surviving Corporation to assume and control the defense of such litigation, claim or proceeding, such Indemnitee shall have the right to employ separate counsel and to participate in the defense of such litigation, claim or proceeding, and the Surviving Corporation shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses promptly after receipt of an invoice from such Indemnitee if (x) the use of counsel chosen by the Surviving Corporation to represent such Indemnitee would present such counsel with a conflict of interest or (y) such Indemnitee shall have legal defenses available to it or to other Indemnitees which are different from or in addition to those available to the Surviving Corporation; provided, however, that the Indemnitee may be required to deliver an undertaking to the Company if contemplated by the certificate of incorporation of the Company. The Surviving Corporation shall not settle any matter unless the terms of the settlement provide that the Indemnitee shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnitee and the settlement discharges all rights against Indemnitee with respect to such matter. The Purchaser shall cause the Surviving Corporation to, and the Surviving Corporation shall, honor all indemnification agreements with Indemnitees (including under the Company's by-laws) in effect as of the date of this Agreement in accordance with the terms thereof. All such indemnification agreements are identified on Schedule 14.7(a).

                      (b) For two years after the Effective Time, the Purchaser shall, or shall cause the Surviving Corporation to, procure the provision of officers' and directors' liability insurance from reputable insurers in respect of acts or omissions occurring prior to the Effective Time covering each Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable to such Person than those of such policy in effect on the date hereof; provided, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 150% of the per annum rate of premium paid by the Company as of the date hereof for such insurance, then the Purchaser shall, or shall cause the Surviving Corporation to, provide only such coverage as shall then be available at an annual premium equal to 150% of such rate.

                      (c) The certificate of incorporation and by-laws of the Surviving Corporation shall, from and after the Effective Time, contain provisions no less favorable with respect to limitation of certain liabilities of directors, indemnification and advancement of expenses than are set forth as of the date of this Agreement in the certificate of incorporation and by-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers or employees of the Company.

                      (d) The obligations of the Purchaser and the Surviving Corporation under this Section 14.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 14.7 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees, and their respective heirs, executors and administrators, to whom this Section 14.7 applies shall be third party beneficiaries of this Section 14.7).

                      (e) The Purchaser's and the Surviving Corporation's obligations under this Section 14.7 shall not be limited to the time period or maximum liability limitations set forth in Section 12.1(d).

         14.8 Tender Offer Terms and Consummation of Tender Offer. The Purchaser shall consummate the tender offer contemplated by Section 9.3 upon the terms for such tender offer described in the last tender offer documents mailed to the holders of the Company Debentures prior to the Effective Time.

         14.9 June 2001 Company Financials. The financial statements of the Company as of and for the six-month period ending June 30, 2001 referenced in Section 7.5, prepared in accordance with GAAP applicable to unaudited interim financial statements consistent with the Annual Financial Statements, along with a favorable review report of Deloitte & Touche, shall be delivered to the Purchaser within one week of the Closing Date.

                                ARTICLE XV
                               MISCELLANEOUS

         15.1 Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the Non-Disclosure Agreement embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supercede all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto, including, without limitation, that certain letter dated as of June 8, 2001. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

         15.2 Assignment. Except as set forth in this Section 15.2, this Agreement may not be assigned (whether by operation of law or otherwise) by any party without the prior written consent of the other parties hereto. The Purchaser and the Acquisition Sub may assign this Agreement to any of their wholly owned Subsidiaries without the prior written consent of the Company; provided, that such assignment shall not release the Purchaser or Acquisition Sub from their respective obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives successors and assigns.

         15.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         15.4 Arbitration. Each party stipulates and agrees that any dispute under this Agreement that is not resolved within twenty (20) days after assertion will be submitted to mandatory and binding arbitration at the election of any party under the following terms and conditions:

                      (a) Selection of Arbitrator. The initiating party will notify the American Arbitration Association (the "AAA") in writing and will request that the AAA furnish to the both parties a list of five (5) available arbitrators who, if possible, will have experience in the substantive matters at hand. Each party will have fifteen (15) days to reject two (2) of the proposed arbitrators. If only one possible arbitrator remains not rejected by any party, he or she will serve as arbitrator; if two or more individuals remain not rejected, the AAA will select the arbitrator from those individuals.

                      (b) Conduct of Arbitration. Arbitration will be conducted in Chicago, Illinois by the arbitrator selected under Section 15.4(a). The arbitrator will have no power or authority, under the rules of the AAA or otherwise, to amend or disregard any provision of this Section 15.4.

                      (c) Replacement of Arbitrator. Should the arbitrator refuse or be unable to proceed with arbitration proceedings under this
Section 15.4, such arbitrator will be replaced by an arbitrator selected from the other four arbitrators originally proposed by the AAA and not rejected by any party or if there is no such arbitrator remaining, by repeating the process of selection. If an arbitrator is replaced pursuant to this Section 15.4(c), then a rehearing will take place in accordance with the rules of the AAA.

                      (d) Findings and Conclusions. The arbitrator rendering judgment upon under this Section 15.4 will, after reaching judgment and award, if any, prepare and distribute to the parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award.

                      (e) Time is of the Essence. The arbitrator is hereby instructed that time is of the essence in the arbitration proceeding, and that the arbitrator will have the right and authority to issue monetary sanctions against any party if, upon a showing of good cause therefor, said party is unreasonably delaying the proceeding.

                      (f) Finding. The arbitrator will render his or her judgment or award within twenty (20) days following the conclusion of the arbitration proceeding.

                      (g) Discovery. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator will limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances. In particular and without limitation, the parties hereto hereby affirm and agree to comply with those rules of the AAA which limit pre-hearing discovery.

                      (h) Injunctive Relief. Each party agrees that the only circumstance in which disputes under this Agreement will not be subject to the provisions of this Section 15.4 is where a party makes a good faith determination that a breach of the terms of this Agreement by another party is such that the damages to such party resulting therefrom will be so immediate, so large or severe and so incapable of adequate redress after the fact that a temporary restraining order and/or other immediate injunctive relief is the only adequate remedy for such breach. If a party making such a determination files a pleading with a court seeking such immediate injunctive relief and this pleading is challenged by another party to this Agreement and the challenging party succeeds in such challenge, the party filing such pleading seeking immediate injunctive relief will pay all of the reasonable costs and attorneys' fees of the party successfully challenging such pleading.

                      (i) Costs and Attorneys' Fees. Notwithstanding any rule of the AAA to the contrary, the arbitrator rendering judgment under
Section 15.4 will have the power to award all costs and attorneys' fees between the parties. In any litigation of disputes, if and to the extent such litigation does not concern the prayer for or challenge to immediate injunctive relief under Section 15.4(h), the losing party will pay all costs and attorneys' fees of such litigation accruing to the other party.

         15.5 Headings and Exhibits. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Schedules and documents referred to in this Agreement are an integral part of this Agreement.

         15.6 Survival of Representations, Warranties and Covenants. All representations and warranties made by any party in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive for one year after the Closing; provided, however, that in the event of fraud by any party, the representations and warranties of the party shall survive the Closing for an indefinite period of time. Notwithstanding the foregoing, if a claim notice is sent pursuant to Section 12.2, the representation or warranty with respect to which such claim notice is sent, and the related indemnification obligations set forth in Article XII with respect to the claim notice, shall survive until the resolution of the claim for Damages to which such claim notice relates, or such longer period as provided in the preceding sentence. All covenants made by any party pursuant to this Agreement shall survive the Closing pursuant to their terms.

         15.7 Notices. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the addresses designated below, by facsimile transmission to the respective facsimile numbers designated below (with electronic confirmation of delivery), or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

         If to the Purchaser, Acquisition Sub or the Surviving Corporation:

                  ScreamingMedia Inc.
                  601 West 26th Street
                  13th Floor
                  New York, New York  10001
                  Attention:  Kevin C. Clark
                  (Facsimile No.:  (212) 691-1483)

         With a copy (which shall not constitute notice) to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Attention: Thomas H. Kennedy, Esquire
                  (Facsimile No.:  (212) 735-2000)

         If to the Company (pre-Closing):

                  c/o Stockpoint, Inc.
                  2600 Crosspark Road
                  Coralville, Iowa  52241
                  Attention: William E. Staib
                  (Facsimile No.:  (319) 626-5001)

         With a copy (which shall not constitute notice) to:

                  Dorsey & Whitney LLP
                  220 South Sixth Street
                  Minneapolis, Minnesota 55402
                  Attention: Thomas O. Martin, Esquire
                  (Facsimile No.: (612) 340-8738)

         If to the Stockholder Agent to:

                  Steve Morain
                  Iowa Farm Bureau Federation
                  5400 University Avenue
                  West Des Moines, Iowa  50266
                  (Facsimile No.: (515) 225-4686)

or to such other address as the Person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval, or other communication shall be deemed to have been given as of the date personally delivered or telefaxed, five Business Days after deposit with the U.S. Postal Service if mailed, and, if given by any other means, shall be deemed given only when actually received by the addressees.

         15.8 Counterparts. This Agreement may be executed in any number of counterparts (which may be by facsimile) each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         15.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                          [Execution Page Follows]



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       SCREAMINGMEDIA INC.


                                       By:  /s/ Kevin C. Clark
                                            -------------------------------
                                            Name:  Kevin C. Clark
                                            Title: Chief Executive Officer


                                       SCRM MERGER CORP.


                                       By:  /s/ David Obstler
                                            -------------------------------
                                            Name:  David Obstler
                                            Title: President


                                       STOCKPOINT, INC.


                                       By:   /s/ William E. Staib
                                            -------------------------------
                                            Name:  William E. Staib
                                            Title: Chief Executive Officer